US$400,000,000




COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT



                        dated as of


                     November 12, 1996



                           among



           THE READER'S DIGEST ASSOCIATION, INC.,
                 as Borrower and Guarantor,



          The Borrowing Subsidiaries named herein


                 THE CHASE MANHATTAN BANK,
                  as Administrative Agent

                            and

               J. P. MORGAN SECURITIES INC.,
                    as Syndication Agent




                                             [CSM #6700-435]
                     TABLE OF CONTENTS

                                                        Page

                         ARTICLE I
                        DEFINITIONS

SECTION 1.01  Definitions                                 1
        1.02  Accounting Terms
                and Determinations                       19
        1.03  Currency Equivalents                       19


                         ARTICLE II
                         THE LOANS

SECTION 2.01  Commitments                                19
        2.02  Loans                                      20
        2.03  Competitive Bid Procedure                  22
        2.04  Standby and Alternate Currency
                Borrowing Procedure                      24
        2.05  Swingline Loans                            25
        2.06  Conversion and Continuation of
                Standby Loans                            26
        2.07  Fees                                       27
        2.08  Repayment of Loans; Evidence of Debt       28
        2.09  Interest on Loans                          29
        2.10  Default Interest                           29
        2.11  Alternate Rate of Interest                 30
        2.12  Termination and Reduction of               30
                Commitments
        2.13  Prepayment                                 31
        2.14  Reserve Requirements; Change in
                Circumstances                            32
        2.15  Change in Legality                         34
        2.16  Indemnity                                  35
        2.17  Pro Rata Treatment                         35
        2.18  Sharing of Setoffs                          36
        2.19  Payments                                   37
        2.20  Taxes                                      37
        2.21  Duty to Mitigate; Assignment of
                Commitments Under Certain                40
                Circumstances
        2.22  Borrowing Subsidiaries                     40
        2.23  Terms of Alternate
                Currency Facilities                      41
        2.24  Currency Fluctuations, etc.                42


                        ARTICLE III
                         CONDITIONS

SECTION 3.01  Effectiveness                              44
        3.02  Borrowings                                 45
        3.03  Initial Borrowing by Each
                Borrowing Subsidiary                     45


                         ARTICLE IV
               REPRESENTATIONS AND WARRANTIES

SECTION 4.01  Organization; Powers                       46
        4.02  Authorization; Enforceability              46
        4.03  Governmental Approvals; No Conflicts       46
        4.04  Financial Condition; No Material
                Adverse Change                           47
        4.05  Properties                                 47
        4.06  Litigation and Environmental
                Matters                                  47
        4.07  Compliance with Laws and
                Agreements                               48
        4.08  Not an Investment Company or
                Holding Company                          48
        4.09  Taxes                                      48
        4.10  ERISA                                      48
        4.11  Disclosure                                 48
        4.12  Federal Reserve Regulations                48


                         ARTICLE V
                   AFFIRMATIVE COVENANTS

SECTION       Financial Statements and Other Information
5.01                                                     49
        5.02  Notices of Material Events                 50
        5.03  Existence; Conduct of Business             50
        5.04  Payment of Obligations                     50
        5.05  Maintenance of Properties;
                Insurance                                51
        5.06  Books and Records; Inspection Rights       51
        5.07  Compliance with Laws                       51
        5.08  Use of Proceeds                            51


                         ARTICLE VI
                     NEGATIVE COVENANTS

SECTION 6.01  Liens                                      51
        6.02  Sale and Leaseback Transactions            53
        6.03  Fundamental Changes                        53
        6.04  Transactions with Affiliates               54
        6.05  Restrictive Agreements                     55
        6.06  Subsidiary Debt                            55
        6.07  Consolidated Tangible Net Worth            55


ARTICLE  VII  DEFAULTS                                   55


ARTICLE VIII  THE ADMINISTRATIVE AGENT                   58


ARTICLE   IX  GUARANTEE                                  60


                         ARTICLE X
                       MISCELLANEOUS

SECTION 10.01  Notices                                   61
        10.02  Waivers; Amendments                       62
        10.03   Expenses; Indemnity; Damage Waiver       63
        10.04  Successors and Assigns                    64
        10.05  Survival                                  66
        10.06  Counterparts; Integration;
               Effectiveness                             66
        10.07  Severability                              67
        10.08  Right of Setoff                           67
        10.09  Governing Law; Jurisdiction;
               Consent to                                67
                Service of Process
        10.10  Waiver of Jury Trial                      68
        10.11  Headings                                  68
        10.12  Confidentiality                           68
        10.13  Conversion of Currencies                  69

Exhibit A-1  - Administrative Questionnaire

Exhibit A-2  - Form of Exemption Certificate

Exhibit B      -    Assignment and Acceptance

Exhibit C  -   Borrowing Subsidiary Agreement

Exhibit D  -  Borrowing Subsidiary Termination

Exhibit E-1    -    Competitive Bid Request

Exhibit E-2    -    Notice of Competitive Bid Request

Exhibit E-3    -    Competitive Bid

Exhibit E-4    -    Competitive Bid Accept/Reject Letter

Exhibit E-5    -    Standby Borrowing Request

Exhibit F-1    -    Opinion of Associate General Counsel for
the Company

Exhibit F-2    -    Opinion of Special Counsel for the
Company

Exhibit F-3    -    Opinion of Counsel for Borrowing
Subsidiary

Exhibit G  -   Alternate Currency Addendum


Schedule 2.01Commitments

Schedule 4.06  Disclosed Matters

Schedule 6.01  Liens

Schedule 6.06  Subsidiary Debt

Schedule II         Committed Currencies





                              COMPETITIVE ADVANCE AND
               REVOLVING CREDIT FACILITY AGREEMENT dated as of November 12, 1996 (this "Agreement"), among THE READER'S DIGEST ASSOCIATION, INC., as a Borrower and as the Guarantor (each as defined herein), the BORROWING SUBSIDIARIES
               (as defined herein), the LENDERS (as defined herein), THE CHASE MANHATTAN BANK, as
               Administrative Agent, and J.P. MORGAN
               SECURITIES INC., as Syndication Agent.

          The Borrowers (such term and each other
capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to (i) extend credit in order to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not to exceed $400,000,000, and (ii) to make available Swingline Loans in a principal amount not to exceed $40,000,000 at any one time. The proceeds of such Borrowings are to be used for general corporate purposes, including acquisitions, share repurchases and commercial paper backup. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Lenders may be invited to bid on an uncommitted basis on short-term Borrowings by the Borrower. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

          The parties hereto agree as follows:


                              ARTICLE I

                             DEFINITIONS

          SECTION 1.01.  Definitions.  The following terms,
as used herein, have the following meanings:

          "ABR Borrowing" means a Borrowing comprised of ABR
Loans.

          "ABR Loan" means any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Administrative Agent" means The Chase Manhattan
Bank in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

          "Administrative Fees" shall have the meaning assigned to such term in Section 2.07(b).

          "Administrative Questionnaire" means an
administrative questionnaire in the form of Exhibit A-1 hereto.

          "Affiliate" means, with respect to a specified
Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement Currency" has the meaning set forth in
Section 10.13(b).

          "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Currency" means a currency other than Dollars in which one or more Alternate Currency Lenders have agreed to make Loans pursuant to an Alternate Currency
Addendum.

          "Alternate Currency Addendum" means an agreement among the Company, one or more Borrowers and one or more
Alternate Currency Lenders, substantially in the form of Exhibit G.

          "Alternate Currency Agent" means one or more entities (which may be the Administrative Agent or its local affiliates), satisfactory to the Administrative Agent, as is specified in the applicable Alternate Currency Addendum.

          "Alternate Currency Borrowing" means a Borrowing comprised of Alternate Currency Loans.

          "Alternate Currency Facility Maximum Borrowing
Amount" has the meaning set forth in Section 2.23(b).

          "Alternate Currency Lender" means any Lender (or any Affiliate, branch or agency thereof) party to an Alternate Currency Addendum. In the event any agency or Affiliate of a Lender shall be party to an Alternate Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.

          "Alternate Currency Lender Maximum Borrowing
Amount" has the meaning set forth in Section 2.23(b).

          "Alternate Currency Loan" means any loan denominated in an Alternate Currency made to a Borrower pursuant to Section 2.01(b) and an Alternate Currency
Addendum.  Each Alternate Currency Loan shall be a
Eurocurrency Loan or a Loan bearing interest at such other rate as shall be specified in the applicable Alternate
Currency Addendum.

          "Applicable Creditor" has the meaning set forth in
Section 10.13(b).

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of an ABR Loan or a Fixed Rate Loan, such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Loan (other than a Eurocurrency Alternate Currency Loan) or such Lender's (or its Affiliate's) branch or agency, as specified by such Lender, in the case of an Alternate Currency Loan.

          "Assignee" has the meaning set forth in Section
10.04(b).

          "Assignment and Acceptance" means an agreement in the form of Exhibit B hereto.

          "Available Commitment" means, as to any Lender at any time, an amount equal to such Lender's Commitment at such time minus such Lender's Standby Credit Exposure.

          "Availability Period" means the period from and including the Effective Date to and excluding the earlier of the Maturity Date and the date of the termination of the Commitments.

          "Borrower" means the Company or any Borrowing
Subsidiary.

          "Borrowing" means (a) a group of Standby Loans of the same Type and currency made by the Lenders and, in the case of Eurocurrency Loans, as to which a single Interest
Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date as to which the same Interest Period is in effect or (c) a Swingline Loan.

          "Borrowing Subsidiary" means any Subsidiary of the Company named as such on the signature pages hereto or designated as a Borrowing Subsidiary by the Company pursuant to Section 2.22.

          "Borrowing Subsidiary Agreement" means a Borrowing
Subsidiary Agreement substantially in the form of Exhibit C.

          "Borrowing Subsidiary Termination" means a
Borrowing Subsidiary Termination substantially in the form of Exhibit D.

          "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that (i) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (ii) when used in connection with an Alternate Currency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the place where a particular Loan is to be funded or repaid.

          "Calculation Date" means the last business day of each calendar week.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          A "Change in Control" shall be deemed to have occurred if (a) the DeWitt Wallace-Reader's Digest Fund, Inc., the Lila Wallace-Reader's Digest Fund, Inc., The Reader's Digest Employees Profit-Sharing Plan and any other employee benefit plans of the Company or any Subsidiary, taken together (the "Current Control Group"), shall cease to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect as of the date hereof) of shares representing 30% or more of the voting power represented by the issued and outstanding capital stock of the Company; (b) any person or group (other than the Current Control Group) shall acquire "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect as of the date hereof) of shares representing a greater percentage of the voting power represented by the issued and outstanding capital stock of the Company than the percentage of such voting power represented by the shares beneficially owned by the Current Control Group; or (c) during any period of 12 consecutive calendar months, (i) the directors (the "preceding directors") constituting the Company's board of directors at the beginning of such period and (ii) any new directors
(x) whose election by the Company's directors or whose nomination for election by the Company's stockholders was, in each case, approved by a majority of the Company's directors then still in office who were either preceding directors or whose election or nomination for election was previously so approved or (y) whose election or nomination for election was voted for or approved, as the case may be, by the Current Control Group, when all such directors are taken together, shall cease for any reason to constitute a majority of the Company's board of directors. As used in this definition, "group" shall have the meaning given to such term in Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Chase" means The Chase Manhattan Bank, a New York banking corporation.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Standby Loans, Competitive
Loans or Swingline Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Standby Loans and to acquire participations in Swingline Loans hereunder as set forth in Schedule 2.01 or in an Assignment and Acceptance delivered by such Lender under Section 10.04, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.12 or pursuant to one or more assignments under Section 10.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

          "Committed Currency" means each Eligible Currency listed on Schedule II, as such Schedule may be amended from time to time.

          "Committed Currency Credit Exposure" means, with respect to any Lender at any time, the aggregate Dollar
Equivalent of the principal amount of all outstanding
Standby Committed Currency Loans of such Lender.

          "Company" means The Reader's Digest Association,
Inc., a Delaware corporation, and its successors.

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

          "Competitive Bid Accept/Reject Letter" means a notification made by the applicable Borrower pursuant to
Section 2.03(d) in the form of Exhibit E-4.

          "Competitive Bid Rate" means, as to any
Competitive Bid made by a Lender pursuant to
Section 2.03(b), (i) in the case of a Eurocurrency Loan, the Margin and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request made pursuant to Section 2.03 in the form of Exhibit E-1.

          "Competitive Borrowing" means a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the applicable Borrower under the bidding procedure described in Section 2.03.

          "Competitive Loan" means a loan made pursuant to the bidding procedure described in Section 2.03. Each
Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

          "Competitive Loan Exposure" means, with respect to any Lender at any time, the aggregate principal amount of all outstanding Competitive Loans made by such Lender.

          "Consolidated Tangible Net Worth" means, with respect to the Company at any date, all amounts which should be included under shareholders' equity on a consolidated balance sheet of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP, minus all items classified as intangible assets on the consolidated balance sheet of the Company in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Debt" of any Person means, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed,
(g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, and (i) all obligations, contingent or otherwise of such Person as an account party in respect of letters of credit, letters of guaranty and banker's acceptances; provided, however, that Debt of any Person shall not include (i) any obligations of such Person incurred in connection with letters of credit, letters of guaranty, banker's acceptances, bills of exchange and similar instruments obtained or created in the ordinary course of business to support or evidence obligations of such Person that do not constitute Debt, (ii) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business,
(iii) customer deposits and advances and interest payable thereon in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person, (iv) any Debt secured on a non-recourse basis by any assets of such Person to the extent that the outstanding balance thereof exceeds the fair market value of such assets and (v) statutory or other legal obligations to make deposits in connection with sweepstakes or similar contests.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in
Schedule 4.06.

          "Dollar Equivalent" means, on any date of determination, with respect to any amount in any Eligible
Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange
Rate with respect to such Eligible Currency then in effect as determined pursuant to Section 1.03(a).

          "Dollars" or "$" means lawful currency of the United States of America.

          "Domestic Borrowing Subsidiary" means any
Borrowing Subsidiary organized under the laws of the United
States or any of its territories or possessions or any political subdivision thereof.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on Schedule 2.01 or, as to any person who becomes a Lender after the date hereof, on the Assignment and Acceptance executed by such person or such other office of such Lender as such Lender may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Administrative Agent.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Eligible Currency" means any currency other than Dollars that is readily available, freely traded and convertible into Dollars in the London market and as to which an Exchange Rate may be calculated.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities),of the Company or any Subsidiary directly or indirectly resulting from or based upon
(a) violation or alleged violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
(c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business
(whether or not incorporated) that, together with the Company, is treated as a single employer under
Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived), with respect to a Plan; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency Alternate Currency Loan" means any
Alternate Currency Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurocurrency Borrowing" means a Borrowing comprised of Eurocurrency Loans.

          "Eurocurrency Competitive Loan" means any
Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurocurrency Lending Office" means, with respect to each Lender, the branch or Affiliate of such Lender which such Lender has designated as its "Eurocurrency Lending Office" on Schedule 2.01 or, as to any person who becomes a Lender after the date hereof, on the Assignment and Acceptance executed by such person or such other office of such Lender as such Lender may hereafter designate from time to time as its "Eurocurrency Lending Office" by notice to the Company and the Administrative Agent.

          "Eurocurrency Loan" means any Eurocurrency
Competitive Loan, Eurocurrency Standby Loan or Eurocurrency
Alternate Currency Loan.

          "Eurocurrency Standby Borrowing" means a Borrowing comprised of Eurocurrency Standby Loans.

          "Eurocurrency Standby Loan" means any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" has the meaning set forth in
Article VII.

          "Exchange Rate" means, with respect to any Eligible Currency on any date, the rate at which such Eligible Currency may be exchanged into Dollars, as set forth on such date on the Reuters currency page set forth on
Schedule II, with respect to a Committed Currency, or in the applicable Alternate Currency Addendum, with respect to an Alternate Currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such Eligible Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the
Administrative Agent's spot rate of exchange in the London interbank market or other market where the Administrative Agent's foreign currency exchange operations in respect of such Eligible Currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with such Eligible Currency for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) such recipient's net income by the United States or by the jurisdiction under the laws of which such recipient is organized or in which it is doing business or any political subdivision of such jurisdictions (other than by reason of entering into this Agreement or enforcing its rights hereunder or making any Loan or receiving any payment with respect to a Loan or pursuant to this Agreement), (b) any branch profits or similar tax imposed by the Relevant Jurisdiction and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(b)) or the Administrative Agent, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender or the Administrative Agent at the time such Lender or the Administrative Agent becomes a party to this Agreement (by execution of this Agreement or by assignment) or to an Alternate Currency Addendum in the case of payments under such Addendum (or designates a new lending office), other than any withholding tax imposed on payments (A) by any Borrowing Subsidiary that becomes a party to this Agreement after the date such Foreign Lender or the Administrative Agent becomes a party to this Agreement and is located in a jurisdiction other than those in which any other Borrowers at such date are located or (B) by any Borrowing Subsidiary from a Payment Location other than a Payment Location from which payments were made (or a Payment Location that was identified in this Agreement or any schedule hereto as a Payment Location from which payments would be made) by such Borrower before such Foreign Lender or the Administrative Agent became a party to this Agreement or an Alternate Currency Addendum, or (ii) is attributable to such Foreign Lender's or the Administrative Agent's failure to comply with Section 2.20(f) or Section 2.20(g) or is attributable to any form or documentation provided by such Foreign Lender or the Administrative Agent pursuant to Section 2.20 proving to have been incorrect when made in any material respect, except to the extent that such Foreign Lender (or its assignor, if any) or the Administrative Agent was otherwise entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.20(a). For purposes of this paragraph, "tax" or "taxes" shall include all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto (including without limitation any interest, penalties or other additions to tax). For purposes of this paragraph, a Lender and each of its Affiliates shall be treated as a separate Lender.

          "Facility Excess" shall have the meaning assigned to such term in Section 2.24(b).

          "Facility Fee" shall have the meaning assigned to such term in Section 2.07(a).

          "Facility Overage" means an amount equal to the excess of (a) the Total Commitment over (b) the aggregate amount of all Alternate Currency Facility Maximum Borrowing
Amounts (determined, if applicable, after giving effect to any reduction therein made pursuant to Section 2.24(a)).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of
New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fees" means the Facility Fee, the Administrative
Fees and the Utilization Fee.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          "Fixed Rate" shall mean the fixed rate of interest applicable to a Fixed Rate Loan.

          "Fixed Rate Borrowing" means a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan" means any Competitive Loan bearing interest at a fixed percentage rate per annum
(expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

          "Foreign Borrower" means each Borrower that is a Foreign Subsidiary.

          "Foreign Lender", with respect to any Loan, means any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

          "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction outside the United States of America or any of its territories or possessions or any political subdivision thereof.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" means any agreement by which any Borrower or any Subsidiary assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the Debt of another Person, or agrees to maintain the net worth or working capital or other financial condition of such Person so as to enable such Person to pay such Debt or otherwise assure any creditor of such Person against loss with respect to such Debt, but shall not include (i) customary indemnifications, representations and warranties made in the ordinary course of business in connection with purchases, sales or leasing of property or issuances of securities,
(ii) assurances given in the ordinary course of business of the payment of obligations of customers or suppliers of the Company or any Subsidiary, (iii) retained liability in connection with sales of accounts receivable or chattel paper in the ordinary course of business (but only to the extent customary in connection with sales accounted for as true sales) or (iv) guarantees of loans or advances made to present or former officers and directors of the Company or any Subsidiary (x) to enable them to acquire capital stock of the Company or any Subsidiary or (y) so long as the aggregate amount thereof does not exceed $3,000,000, for any other purpose.

          "Guarantor" means the Company.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indemnified Taxes" means Taxes, including Other
Taxes but excluding Excluded Taxes.

          "Indemnitee" shall have the meaning assigned to such term in Section 10.03(b).

          "Information" shall have the meaning assigned to such term in Section 10.12.

          "Interest Payment Date" means (a) with respect to any Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type, (b) in the case of a Eurocurrency Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and (c) with respect to an Alternate Currency Loan (other than a Eurocurrency Loan), such days as shall be specified in the applicable Alternate Currency Addendum.

          "Interest Period" means (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31,
(ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.06 or repaid or prepaid in accordance with
Section 2.08 or Section 2.13, (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing, (d) as to any Swingline Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the Maturity Date and (ii) the date such Borrowing is repaid in accordance with Section 2.08 or 2.13 and (e) as to any Alternate Currency Borrowing, such periods as shall be specified in the applicable Alternate Currency Addendum; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Judgment Currency" shall have the meaning assigned to such term in Section 10.13(b).

          "Lender" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 10.04, and their respective successors. Unless context otherwise requires, the term "Lenders" includes Swingline Lenders.

          "LIBO Rate" means, with respect to any
Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the arithmetic average of the rates that appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on such date for deposits in Dollars or in the applicable Eligible Currency and for a maturity comparable to such Interest Period or, in the event no such rates appear on the Reuters Screen LIBO Page, the rate at which deposits in Dollars or the applicable Eligible Currency approximately equal in principal amount to such Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Competitive Loan, a Standby Loan, an Alternate Currency Loan or a Swingline Loan.

          "Loan Documents" means this Agreement, each Borrowing Subsidiary Agreement, and each Alternate Currency
Addendum and each amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing.

          "Margin" means, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Company and its Subsidiaries, taken as a whole, to perform the Obligations or (c) material impairment of the rights available to the Lenders or the Administrative Agent under any Loan Document.

          "Material Debt" means Debt (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Material Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Debt, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary" means each Borrowing
Subsidiary and each other Subsidiary other than Subsidiaries that, (a) individually do not account for more than (i) 3% of the assets, (ii) 3% of Consolidated Tangible Net Worth or
(iii) 3% of the revenues and (b) in the aggregate do not account for more than (i) 10% of the assets, (ii) 10% of Consolidated Tangible Net Worth or (iii) 10% of the revenues, in each case, at the end of or for the four fiscal quarters most recently ended, of the Company and its Subsidiaries on a consolidated basis.

          "Maturity Date" means October 31, 2001.

          "Multicurrency Borrowing" means a Borrowing comprised of Multicurrency Loans.

          "Multicurrency Loan" means a loan denominated in an Eligible Currency.

          "Multicurrency Maximum Borrowing Amount" means
$100,000,000.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Notice of Competitive Bid Request" means a notification made pursuant to Section 2.03 in the form of Exhibit E-2.

          "Obligations" means the due and punctual payment of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including Fees, costs, expenses and indemnities (including, without limitation, the obligations described in Section 2.20) of the Borrowers to the Lenders under this Agreement and the other Loan
Documents.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement.

          "Participant" has the meaning set forth in
Section 10.04(e).

          "Participation Percentage" means, with respect to any Lender, the Percentage of the Total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Participation Percentages shall be determined based on the Commitments most recently in effect, giving effect to any assignments.

          "Payment Location" shall mean an office, branch or other place of business of any Borrower.

          "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for Taxes, fees, assessments or other governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors' or lessors' Liens (and deposits to obtain the release of such Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to Liens imposed by law), in each case arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
     Section 5.04;

          (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other social security laws or regulations;

          (d) deposits (including deposits made to satisfy statutory or other legal obligations in connection with sweepstakes or similar contests) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e)(i) easements, covenants, conditions, restrictions, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (ii) with respect to any lessee's or licensee's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee's or licensee's consent, and
     (iii) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, trade names and other intellectual property, in each case that do not secure the payment of borrowed money (other than, with respect to any lessee's or licensee's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof) to the extent, in the case of each of
     (i), (ii) and (iii), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Company or any Subsidiary in the ordinary course of business or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; and

          (f) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

provided that "Permitted Encumbrances" shall not include any Lien securing Debt.

          "Permitted Investments"  shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United
     States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof that has a short term deposit rating of A1 from Standard & Poor's Ratings Service and P1 from Moody's Investors Service, Inc.; and

          (d) other investment instruments approved in writing by the Administrative Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Account" has the meaning set forth in
Section 2.13(f).

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City;
each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" shall have the meaning assigned to such term in Section 10.04(c).

          "Registered Note" shall have the meaning assigned to such term in Section 2.08(e).

          "Regulation G" means Regulation G of the Board of
Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

          "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

          "Relevant Jurisdiction" means (i) in the case of any Loan to the Company or any Domestic Borrowing
Subsidiary, the United States of America, and (ii) in the case of any Loan to any other Borrowing Subsidiary, the jurisdiction imposing (or having the power to impose) withholding tax on payments by such Borrowing Subsidiary under this Agreement.

          "Required Lenders" means, at any time, Lenders having Commitments representing a majority of the Total Commitment; provided that, after the Commitments have been terminated for purposes of acceleration pursuant to clause (ii) of Article VII, "Required Lenders" means Lenders holding Loans representing a majority of the aggregate Dollar Equivalent of the principal amount of all Loans outstanding.

          "Reset Date" shall have the meaning assigned to such term in Section 1.03(a).

          "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Standby Borrowing" means a Standby Committed
Currency Borrowing or a Standby Dollar Borrowing.

          "Standby Borrowing Request" means a request made pursuant to Section 2.04 in the form of Exhibit E-5.

          "Standby Committed Currency Borrowing" means a
Borrowing consisting of simultaneous Standby Committed
Currency Loans from each of the Lenders then having an Available Commitment.

          "Standby Committed Currency Loans" means the revolving loans made pursuant to Section 2.01(a) that are denominated in Committed Currencies. Each Standby Committed
Currency Loan shall be a Eurocurrency Loan.

          "Standby Credit Excess" shall have the meaning assigned to such term in Section 2.24(a).

          "Standby Credit Exposure" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Standby Dollar Loans of such Lender, (b) the aggregate Dollar Equivalent of the aggregate principal amount of all outstanding Standby Committed Currency Loans of such Lender,
(c) the aggregate Dollar Equivalent of the aggregate principal amount of all outstanding Alternate Currency Loans of such Lender (and each agency or Affiliate of such Lender acting as an Alternate Currency Lender), and (d) such Lender's Swingline Exposure.

          "Standby Credit Overage" means, with respect to any Lender, an amount equal to the excess, if any, of
(a) such Lender's Commitment over (b) the aggregate
Alternate Currency Lender Maximum Borrowing Amounts of such
Lender with respect to all Alternate Currency Addenda to which such Lender or any of its Affiliates is a party.

          "Standby Dollar Borrowing" means a Borrowing consisting of simultaneous Standby Dollar Loans from each of the Lenders then having an Available Commitment.

          "Standby Dollar Loans" means the revolving loans made pursuant to Section 2.01(a) that are denominated in Dollars. Each Standby Dollar Loan shall be a Eurocurrency
Standby Loan or an ABR Loan.

          "Standby Extensions of Credit" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of all Standby Dollar Loans made by such Lender then outstanding, (b) the aggregate Dollar Equivalent of the aggregate principal amount of all Standby Committed Currency Loans made by such Lender then outstanding and (c) the aggregate principal amount of all Swingline Loans made by such Lender then outstanding.

          "Standby Loans" means Standby Dollar Loans and
Standby Committed Currency Loans.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Company.

          "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Participation Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means Chase, in its capacity as lender of Swingline Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to
Section 2.05.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto (including without limitation any interest, penalties or other additions to tax).

          "Total Commitment" means, at any time, the aggregate Commitments of all the Lenders, as in effect at such time.

          "Transactions" means the execution, delivery and performance by the Borrowers and the Guarantor of this Agreement and any Alternate Currency Addendum, the borrowing of Loans hereunder and thereunder and the use of the proceeds of such Loans.

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed
Rate.

          "United States" and "U.S." each means the United States of America.

          "U.S. Person" means any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any State thereof or (iii) any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

          "Utilization Fee" has the meaning assigned to such term in Section 2.07(c).

          SECTION 1.02. Accounting Terms and Determina tions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof, including, without limitation, any covenant in Article VI, to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any such provision for such purpose), then the Company's compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders.

          SECTION 1.03. Currency Equivalents. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent and the Alternative Currency Agents, as applicable, shall
(i) determine the Exchange Rate as of such Calculation Date with respect to each Committed Currency and each Alternate Currency as to which an Alternate Currency Addendum is in effect and (ii) give notice thereof to the Company and the Lenders. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall during the period of their effectiveness be employed in making any computation of currency equivalents required to be made under this Agreement (other than any computation required under Section 10.13).

          (b) Not later than 5:00 p.m., New York City time, on each Reset Date and on the date of each Borrowing, the Administrative Agent shall (i) determine the Dollar Equivalents of each Standby Committed Currency Loan and Alternate Currency Loan then outstanding (after giving effect to any Standby Committed Currency Loan or Alternate Currency Loan made or repaid on such date) and (ii) notify the Company and the Lenders of the results of such determination.



                         ARTICLE II

                         THE LOANS

          SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans, denominated in Dollars or in any Committed Currency, to any Borrower, at any time and from time to time on and after the Effective Date and until the earlier of the Maturity Date and the termination of the Commitment of such Lender.

          (b)  Subject to the terms and conditions and
relying upon the representations and warranties set forth herein and in the applicable Alternate Currency Addendum, each Alternate Currency Lender that is party to an Alternate Currency Addendum agrees, severally and not jointly, to make Alternate Currency Loans under such Alternate Currency Addendum to the Borrowers party thereto, at any time and from time to time on and after the later of the Effective Date and the execution of such Alternate Currency Addendum and until the earlier of the Maturity Date and the termination of the Commitment (or the commitment under such Alternate Currency Addendum) of such Alternate Currency Lender.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in no event may any Borrowing be made under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures would exceed the Total Commitment then in effect, (ii) the Standby Credit Exposure of any Lender would exceed such Lender's Commitment, (iii) the sum of the aggregate Committed Currency Credit Exposures and the Dollar Equivalent of the aggregate Alternate Currency Loans outstanding would exceed the Multicurrency Maximum Borrowing Amount, (iv) the aggregate Dollar Equivalent of the Alternate Currency Loans outstanding under any Alternate Currency Addendum would exceed the applicable Alternate Currency Facility Maximum Borrowing Amount, or (v) the aggregate Dollar Equivalent of the Alternate Currency Loans of any Lender outstanding under any Alternate Currency Addendum would exceed the applicable Alternate Currency Lender Maximum Borrowing Amount.

          (d) Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans and Alternate Currency Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.
          SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Standby Loans denominated in the same currency made by the Lenders ratably in accordance with their Available Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being under stood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Alternate Currency Loan shall be made as part of a Borrowing consisting of Alternate Currency Loans denominated in the same Alternate Currency and made by the applicable Alternate Currency Lenders ratably in accordance with the applicable Alternate Currency Lender Maximum Borrowing Amounts; provided, however, that the failure of any Alternate Currency Lender to make any Alternate Currency Loan shall not in itself relieve any other Alternate Currency Lender of its obligation to lend hereunder (it being understood, however, that no Alternate Currency Lender shall be responsible for the failure of any other Alternate Currency Lender to make any Alternate Currency Loan required to be made by such other Alternate Currency Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) in the case of Standby Dollar Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments), (iii) in the case of Standby Committed Currency Loans, in an aggregate principal amount the Dollar Equivalent of which is not less than $5,000,000 and (iv) in the case of Alternate Currency Loans, in an aggregate principal amount that complies with the requirements set forth in the applicable Alternate Currency Addendum. All Competitive Loans shall be made in Dollars.

          (b) Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans, each Standby Dollar Borrowing shall be comprised entirely of Eurocurrency Standby Loans or ABR Loans, and each Standby Committed Currency Borrowing shall be comprised entirely of Eurocurrency Standby Loans, as the applicable Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than 15 separate Eurocurrency Standby Loans of any Lender being outstanding at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.06 and to (i) in the case of any Standby Committed Currency Loan, any applicable alternative procedures set forth in Schedule II or (ii) in the case of any Alternate Currency Loan, any alternative procedures set forth in the applicable Alternate Currency Addendum, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans and Alternate Currency Loans shall be made by the Lenders pro rata in accordance with
Section 2.17. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit E-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit E-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (v) the Borrower submitting such Competitive Bid Request, (w) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in a minimum princi pal amount of $15,000,000 and in an integral multiple of $1,000,000, (y) the maturity date of such Borrowing (which may not be after the Maturity Date)and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to each Lender a Notice of Competitive Bid Request inviting the Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

          (b) Subject to paragraph (g) hereof, each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids responsive to the Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, in the form of Exhibit E-3 hereto, (i) in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit E-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. Any Competitive Bid for a principal amount in excess of that requested in the Competitive Bid Request shall be deemed to be a Competitive Bid for the principal amount requested. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy (I) in the case of Eurocurrency Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

          (c)  The Administrative Agent shall promptly
notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.
          (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such bids by the Administrative Agent pursuant to such paragraph (c); provided, however, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate with respect to such Competitive Bid Request, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in such Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in such Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in such Competitive Bid Request less the amount of all other Competitive Bids at lower Competitive Bid Rates accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at a particular Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such particular Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for an integral multiple of $1,000,000, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given pursuant to this paragraph (d) shall be irrevocable.

          (e)  The Administrative Agent shall promptly
notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in paragraph (c) of Section 2.01 would not be met.

          (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other
Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

          SECTION 2.04. Standby and Alternate Currency Borrowing Procedure. (a) In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy (or give telephone notice promptly confirmed in writing or by telecopy) to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit E-5 (i) in the case of a Eurocurrency Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before such Borrowing, and (ii) in the case of an ABR Standby Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (A) the Borrower requesting such Standby Borrowing,
(B) whether the Borrowing then being requested is to be a Standby Dollar Borrowing or a Standby Committed Currency Borrowing and, if such Standby Borrowing is to be a Standby Committed Currency Borrowing, the Committed Currency in which such Borrowing shall be denominated, (C) if such Borrowing is to be a Standby Dollar Borrowing, whether the Borrowing then being requested is to be a Eurocurrency Standby Borrowing or an ABR Standby Borrowing; (D) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (E) if such Borrowing is to be a Eurocurrency Standby Borrowing, the duration of each Interest Period with respect thereto, the last of which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice with respect to a Standby Dollar Borrowing, then the requested Standby Borrowing shall be an ABR Standby Borrowing. If no Interest Period with respect to any Eurocurrency Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no Committed Currency with respect to any Eurocurrency Standby Borrowing is specified in such notice, then the Borrower shall be deemed to have elected to have such Standby Borrowing be denominated in Dollars. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

          (b)  In order to request an Alternate Currency
Borrowing, a Borrower shall give the notice required under the applicable Alternate Currency Addendum and shall simultaneously deliver a copy of such notice to the Administrative Agent.

          SECTION 2.05 Swingline Loans (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the total Standby Credit Exposures plus the aggregate principal amount of Competitive Loans exceeding the Total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

          (b) In order to request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent shall give notice thereof to each Lender, specifying in such notice such Lender's Participation Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay the Administrative Agent, for the account of the Swingline Lender, such Lender's Participation Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay the Swingline Lender the amounts received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of the sale of participations therein shall promptly be remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall promptly be remitted to the Lenders that shall have made payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in payment thereof.

          SECTION 2.06. Conversion and Continuation of Standby Loans. A Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent
(i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurocurrency Standby Borrowing denominated in Dollars into an ABR Standby Borrowing, and (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Standby Borrowing into a Eurocurrency Standby Borrowing denominated in Dollars or to continue any Eurocurrency Standby Borrowing as a Eurocurrency Standby Borrowing denominated in the same currency for an additional Interest Period, subject in each case to the following:

          (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, (i) in the case of a Standby Dollar Borrowing, the aggregate principal amount of the Standby Dollar Borrowing being converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of a Standby Committed Currency Borrowing, the Dollar Equivalent of the aggregate principal amount of the Standby Committed Currency Borrowing being converted or continued shall not be less than $5,000,000;

          (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (c) if any Eurocurrency Standby Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
     Section 2.16;

          (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Standby Borrowing and shall, unless clause (e) applies to such Borrowing, be repaid at the end of the Interest Period applicable thereto;

          (e) any portion of a Eurocurrency Standby
     Borrowing which is a Standby Dollar Borrowing and which cannot be continued as a Eurocurrency Standby Borrowing by reason of clause (d) above shall, if not repaid at the end of the applicable Interest Period, be auto matically converted at the end of the Interest Period in effect for such Eurocurrency Standby Borrowing into an ABR Standby Borrowing; and

          (f) no Interest Period may be selected for any Eurocurrency Standby Borrowing that would end later than the Maturity Date.

          Each notice pursuant to this Section 2.06 shall be irrevocable and shall refer to this Agreement and specify
(i) the identity and amount of the Standby Borrowing to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Borrowing or an ABR Standby Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Standby Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no notice shall have been given in accordance with this
Section 2.06 to convert or continue any Standby Dollar Borrowing, such Standby Dollar Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Standby Borrowing. If no notice shall have been given in accordance with this
Section 2.06 to continue any Standby Committed Currency Borrowing, such Standby Committed Currency Borrowing shall, at the end of the Interest Period applicable thereto, become due and payable.

          SECTION 2.07. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 1996) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate of .055% per annum on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date hereof or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date hereof and cease to accrue on the earlier of the Maturity Date and the termin ation of the Commitment of such Lender as provided herein.

          (b)  The Company agrees to pay to the
Administrative Agent, for its own account, the administrative, auction and other fees separately agreed to by the Company and the Administrative Agent (collectively, the "Administrative Fees").

          (c) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a utilization fee (a "Utilization Fee") equal to a pro rata portion (based on the ratio of such Lender's Commitment to the Total Commitment) of .05% per annum on the principal amount of the outstanding Loans, including Competitive Loans, whether or not made by such Lender, for each day during the preceding quarter (or other period commencing on the date hereof or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated) on which the sum of the Standby Credit Exposures and the Competitive Loan Exposures exceeds 50% of the Total Commitment. The Utilization Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date hereof and cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.
Once paid, none of the Fees shall be refundable under any circumstances other than to correct errors in payment.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) Each of the Borrowers hereby agrees that (i) the outstanding principal balance of each Standby Loan or Alternate Currency Loan shall be payable on the Maturity Date (unless, in the case of an Alternate Currency Loan, an earlier date is specified in the Alternate Currency Addendum under which such Alternate Currency Loan was made), (ii) the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto and (iii) the outstanding principal balance of each Swingline Loan shall be payable on the tenth Business Day following the making thereof.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

          (c)  The Administrative Agent shall maintain
accounts in which it will record (i) the amount of each Loan made hereunder, the currency of each Loan, the Borrower of each Loan, the Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) and (c) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns (in each such case, a "Registered Note")) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a Registered Note, to such payee and its registered assigns).

          SECTION 2.09. Interest on Loans. (a) Subject to the provisions of Section 2.10, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurocurrency Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus .095% per annum, (ii) in the case of each Eurocurrency Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus) the Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03, (iii) in the case of each Eurocurrency Alternate Currency Loan, the LIBO Rate for the Interest Period in effect for such Loan plus the spread specified in or pursuant to the applicable Alternate Currency Addendum (or, if no such spread shall be specified,
 .095% per annum) and (iv) in the case of each Swingline Loan, a per annum money market rate quoted by the Swingline Lender plus 0.50% per annum (computed on the basis of the actual number of days elapsed over a year of 360 days).

          (b) Subject to the provisions of Section 2.10, the Loans comprising each ABR Borrowing shall bear interest
(computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base
Rate.

          (c) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

          (d) Subject to the provisions of Section 2.10, the Loans comprising each Alternate Currency Borrowing (other than a Eurocurrency Borrowing) shall bear interest at the rate or rates per annum and calculated in the manner specified in or pursuant to the applicable Alternate Currency Addendum.

          (e) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement or in an applicable Alternate Currency Addendum. The applicable LIBO Rate, Alternate Base Rate or money market rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.10. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.09) equal to the higher of (a) the rate, if any, otherwise applicable to such amount hereunder plus 2% per annum and (b) the Alternate Base Rate plus 2% per annum (or, in the case of an Alternate Currency Loan, such other rate as may be specified in the applicable Alternate Currency Addendum).

          SECTION 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing or Multicurrency Borrowing the Administrative Agent shall have determined (i) that deposits in the applicable currency in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or any other market in which the Lenders shall be funding such Loans, (ii) that the rates at which such deposits in the applicable currency are being offered will not adequately and fairly reflect the cost to Lenders having Commitments representing at least 50% of the Total Commitment at such time (or, in the case of Alternate Currency Loans, Alternate Currency Lenders having Alternate Currency Lender Maximum Borrowing Amounts representing at least 50% of the Alternate Currency Facility Maximum Borrowing Amount at such time under the applicable Alternate Currency Addendum, determined without regard for any adjustments thereto pursuant to Section 2.24) of making or maintaining their Eurocurrency Loans or Multicurrency Loans during such Interest Period or (iii) that reasonable means do not exist for ascertaining the LIBO Rate or any other rate to be used in determining the interest rate applicable to any Alternate Currency Loans, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Company and the Lenders or the applicable Alternate Currency Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Company and the Lenders or the applicable Alternate Currency Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Competitive Borrowing pursuant to Section 2.03 or for a Borrowing denominated in an Eligible Currency, in either case, affected by such circumstances, shall be of no force and effect and shall be denied by the Administrative Agent, and any request by a Borrower for a Eurocurrency Standby Borrowing denominated in Dollars pursuant to Section 2.04 shall, to the extent affected by such circumstances, be deemed to be a request for an ABR Standby Borrowing denominated in Dollars. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.12.  Termination and Reduction of
Commitments. (a) The Commitments shall be automatically and permanently terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Commitment to an amount less than the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures,
(B) which would reduce any Lender's Commitment to an amount that is less than such Lender's Standby Credit Exposure or
(C) which would reduce any Lender's Commitment to an amount that is less than the aggregate of all the Alternate Currency Lender Maximum Borrowing Amounts of such Lender.

          (c)  Each reduction in the Total Commitment
hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated accrued through the date of such termination or reduction.

          SECTION 2.13. Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Standby Borrowing, Swingline Loan or, unless otherwise specified in the applicable Alternate Currency Addendum, any Alternate Currency Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent:
(i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of a Eurocurrency Standby Borrowing, (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of an ABR Borrowing, (iii) before 10:00 a.m., New York City time, on the day of prepayment, in the case of a Swingline Loan, and (iv) in the case of an Alternate Currency Borrowing, by such time as shall be specified in the applicable Alternate Currency Addendum; provided, however, that (i) each partial prepayment of any Standby Dollar Borrowing shall be in an amount which is an integral multiple of $1,000,000 and not less than $10,000,000 or such smaller amount as necessary to repay any such Borrowing in full, (ii) each partial prepayment of any Standby Committed Currency Borrowing shall be in a Dollar Equivalent which is not less than $10,000,000 or such smaller amount as necessary to repay any such Borrowing in full and (iii) each partial prepayment of any Alternate Currency Borrowing shall be in any minimum amount specified in the applicable Alternate Currency Addendum or such smaller amount as necessary to repay any such Borrowing in full. No prepayment may be made in respect of any Competitive Borrowing.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.12, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures will not exceed the Total Commitment, after giving effect to such termination or reduction.

          (c) If, on the last day of any Interest Period for any Borrowing, the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures exceeds the Total Commitment, the applicable Borrower shall, on such day, prepay such Borrowing in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing.

          (d) If, on the last day of any Interest Period for any Borrowing, the Standby Credit Exposure of any Lender of a Loan included in such Borrowing exceeds such Lender's Commitment, the applicable Borrower shall, on such day, prepay such Borrowing in an amount equal to the lesser of
(i) the amount necessary to eliminate such excess and (ii) the amount of such Borrowing.

          (e) Each notice of prepayment given pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) in the amount stated therein on the date stated therein. All prepayments under this Section 2.13 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          (f) In satisfaction of any prepayment obligation under paragraph (b), (c), or (d) of this Section 2.13 when due or under Section 2.24, in each case with respect to any Eurocurrency Loan or Alternate Currency Loan, the Company may deposit in the Prepayment Account (as defined below) cash (in the currencies of the Loans to be prepaid) in an aggregate amount sufficient to satisfy such prepayment obligation. The Administrative Agent shall deposit such amount in the Prepayment Account and shall apply such amount to prepay each Loan against which such cash is being held, on the last day of the applicable Interest Period (or, at the direction of the Company, on any earlier date). For purposes of this Agreement, the term "Prepayment Account" shall mean an account or accounts established by the Company with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (f). The Administrative Agent will, at the request of the Company from time to time, invest cash in the Prepayment Account in Permitted Investments that mature on or prior to the last day of the applicable Interest Periods of the Loans against which such cash is being held; provided, however, that the Administrative Agent shall not be required to make any investment (i) that, in its sole judgment, would cause it to be in, or would result in any, violation of any law, statute, rule or regulation or (ii) if a Default or Event of Default shall have occurred and be continuing. The Company shall indemnify the Administrative Agent for any losses relating to the investments so that the cash in the Prepayment Account will be sufficient to prepay each Loan against which such cash is being held, on the last day of the applicable Interest Period. The Prepayment Account shall not bear interest other than any interest or profits on such investments, which shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Company hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Obligations. At any time that no Event of Default has occurred and is continuing and there is no outstanding Loan against which cash in the Prepayment Account is required to be held, the Administrative Agent shall release all cash in the Prepayment Account to the Company.

          SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein but subject to paragraph (d) below and to
Section 2.21, if any Change in Law shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market or any other market in which the funding operations of any Lender shall be conducted of any other condition, in any such case, affecting this Agreement, such Lender's Commitment or any Eurocurrency Loan, Fixed Rate Loan or Alternate Currency Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan, Fixed Rate Loan or Alternate Currency Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Company and the applicable Borrower agree severally (and not jointly) to pay such additional amount or amounts as will compensate such Lender for such additional costs or reduction. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan (i) relating to any reserve requirements in effect at the time the Competitive Bid with respect thereto is submitted by such Lender or (ii) if the Change in Law giving rise to such request was known by such Lender to be applicable to it at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

          (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's
Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Company agrees to pay to such Lender from time to time such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that each Foreign Borrower shall pay only such amounts that relate to its own Obligations.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Company with a copy to the Administrative Agent and shall be conclusive absent manifest error. The Company or the applicable Borrower, as the case may be, shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

          (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation with respect to such period or any other period, except that no Lender shall be entitled to any compensation under this Section 2.14 for any costs incurred or reduction suffered with respect to any date unless such Lender shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 60 days after the later of
(i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, rule, regulation or guideline or any Change in Law. Notwithstanding any other provision in this Section 2.14, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. If any Lender shall receive as a refund any moneys from any source in respect of any increased cost or reduction that it has identified on any certificate provided pursuant to paragraph (c) above, to the extent that the Company or any Borrower has previously paid the Lender any compensation in respect thereof, the Lender shall promptly forward such refund to the Company or such Borrower, as the case may be, without interest.

          SECTION 2.15.  Change in Legality.
(a) Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain any Eurocurrency Loan or Multicurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or Multicurrency Loan or shall limit the convertibility into Dollars of any Eligible Currency (or make such conversion commercially impracticable), then, such Lender shall give written notice thereof to the Company and to the Administrative Agent and as long as such illegality, limitation or impracticality continues to exist, such
Lender:

          (i) may declare that Eurocurrency Loans or Multicurrency Loans in any affected currency will not thereafter be made by such Lender hereunder, whereupon
     (A) if Eurocurrency Loans denominated in Dollars shall be affected, such Lender shall not submit a Competitive Bid in response to a request for Eurocurrency Competitive Loans, and (B) any request by any Borrower for Eurocurrency Loans or Multicurrency Loans in an affected currency shall, as to such Lender only, (x) in the case of a request for Eurocurrency Loans denominated in Dollars, be deemed a request for an ABR Loan in Dollars and (y) in any other case, be of no force or effect; unless, in each case, such declaration shall be subsequently withdrawn; and

          (ii) shall promptly enter into negotiations with the Company and negotiate in good faith to agree to a solution to such illegality, limitation or impracticability; provided, however, that if such an agreement has not been reached by the date at which such Change in Law is given effect with respect to the outstanding Eurocurrency Loans or Multicurrency Loans of such Lender, upon effective notice thereof pursuant to paragraph (b) below, the applicable Borrower shall immediately prepay the affected Eurocurrency Loans or Multicurrency Loans that have been rendered unlawful by such Change in Law and shall prepay any other affected Loan on the last day of the Interest Period currently applicable to such Loan.

          (b) For purposes of this Section 2.15, a notice by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt.

          (c)  Each Lender that has delivered a notice
pursuant to paragraph (a) above, if the circumstances giving rise to such notice cease to exist, shall notify each applicable Borrower thereof as soon as practicable.

          SECTION 2.16.  Indemnity.  (a) Subject to
Section 2.16(b), each Borrower agrees to indemnify each Lender making any Loan to it against any loss or expense which such Lender may sustain or incur as a consequence of
(a) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, 2.04
2.05 or 2.06, (b) any payment, prepayment or conversion of a Loan to such Borrower required by any other provision of this Agreement or otherwise made or deemed made, or any purchase required pursuant to the provisions of
Section 2.21(b) (except pursuant to Sections 2.21 (b)(iii) or (iv)), on a date other than the last day of the Interest Period, if any, applicable thereto or (c) any default by such Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (which in the case of a Eurocurrency Loan will be assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to such Borrower with a copy to the Administrative Agent and shall be conclusive absent manifest error.

          (b) Notwithstanding any other provision hereof, each Foreign Borrower shall be subject to the indemnification obligations created by this Section 2.16 only with respect to its own Obligations.

          SECTION 2.17. Pro Rata Treatment. Each payment of the Facility Fees and Utilization Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments. Except as required under Section 2.15, each continuation, payment or prepayment of principal of any Standby Borrowing and each refinancing or conversion of any Standby Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Standby Loans comprising such Borrowing. Each payment of interest on any Standby Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Standby Loans comprising such Borrowing. Except as required under Section 2.15, each payment or prepayment of principal of any Alternate Currency Borrowing and each continuation, refinancing or conversion of any Alternate Currency Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Alternate Currency Loans comprising such Borrowing. Each payment of interest on any Alternate Currency Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Alternate Currency Loans comprising such Borrowing. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole unit amount of the applicable currency.

          SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than as provided in Section 2.15 or pursuant to an assignment under
Section 2.21 or Section 10.04), obtain payment (voluntary or involuntary) in respect of any Standby Loan or Standby Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

          SECTION 2.19. Payments. (a) Except as otherwise set forth in Schedule II with respect to Standby Committed Currency Loans or in any Alternate Currency Addendum with respect to Alternate Currency Loans made thereunder, each Borrower shall make each payment (including principal of or interest on any Borrowing made by it or any Fees or other amounts payable by it) hereunder from a Payment Location in the United States not later than 12:00 noon, New York City time, on the date when due in Dollars or the applicable Eligible Currency, as the case may be, to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.20. Taxes. (a) Any and all payments by or on account of any Obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; provided that, subject to the other provisions of this Section 2.20 and Section 10.04, if any Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Each Borrower agrees to pay any Other Taxes with respect to any Loan made to it to the relevant
Governmental Authority in accordance with applicable law.

          (c)  Subject to the other provisions of this
Section 2.20 and Section 10.04, each Borrower will pay to the Administrative Agent and each Lender, within 20 days after written demand therefor setting forth a reasonably detailed calculation, the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by such Borrower hereunder (including Taxes or Other Taxes imposed or asserted on amounts payable under this Section) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority; provided that a Borrower shall be liable only for Indemnified Taxes relating to Loans made to such Borrower. A certificate as to the amount of such payment delivered to such Borrower by a Lender or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund of any Indemnified Taxes paid by any Borrower pursuant to this
Section 2.20(c), such Lender or the Administrative Agent shall promptly notify such Borrower of the availability of such refund and shall, within 20 days after receipt of a request by such Borrower, apply for such refund at such Borrower's expense. If in the reasonable opinion of any Borrower and the applicable Lender or the Administrative Agent any amount has been paid to or on behalf of such Lender or the Administrative Agent pursuant to this Section
2.20 with respect to Indemnified Taxes which were not legally or correctly asserted, such Lender or the Administrative Agent, as the case may be, will cooperate with such Borrower in seeking to obtain a refund of such amount at such Borrower's expense. If any Lender or the Administrative Agent receives a refund of any Indemnified Taxes for which such Lender or the Administrative Agent has received payment from any Borrower under this
Section 2.20(c), it shall promptly repay such refund (including any interest received with respect thereto) to such Borrower, net of all expenses incurred by such Lender or the Administrative Agent in obtaining such refund not previously reimbursed by such Borrower; provided that such Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (and pay any penalties, interest or other charges due) to such Lender or the Administrative Agent in the event that such Lender or the Administrative Agent is required to repay such refund and such Lender or the Administrative Agent provides such Borrower notice that such repayment is required.

          (d) As soon as practicable after any payment of Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the tax return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) The Administrative Agent and each Lender identified with an asterisk on Schedule 2.01 represents and warrants that it is a United States banking corporation or association.

          (f)(i) Each Lender that is not a U.S. Person and makes a Loan to any Borrower that is a U.S. Person agrees severally (but not jointly) that, on or prior to the date of the initial Loan to any such Borrower or, if such Lender is not a Lender on the date hereof, the date on which such Lender becomes a Lender pursuant to Section 10.04, and on or prior to the first date on which a payment is due on any Loan by such Lender after a change in the lending office of such Lender, it shall deliver to the Company the following (except to the extent already set forth in this Agreement or schedule or exhibit hereto, in an Assignment or Acceptance or an Alternate Currency Addendum): (A) its address or the address of its lending office, as appropriate, and any change thereof, (B) if such Lender is eligible for exemption from or reduction of United States withholding tax, (x) two duly completed and executed copies of United States Internal Revenue Service Form 1001 or 4224 (or applicable successor form), certifying that such Person is entitled to receive payments under this Agreement and with respect to the Loans without any United States withholding tax or at a specified reduced rate (which shall be the lowest applicable rate), or
(y) in respect of a Loan that is evidenced by a Registered Note and is not held by a bank within the meaning of Section 881(c)(3)(A) of the Code, a certificate in the form attached hereto as Exhibit A-2 (or such other form as the Company may reasonably request), and (C) if requested by the Company, two duly completed and executed copies of United States Internal Revenue Service Form W-8 (or applicable successor form).

          (ii) The Administrative Agent and each Lender that makes a Loan to any Borrower that is not a U.S. Person agree severally (but not jointly) that, on or prior to the date of the initial Loan to such Borrower or, if such Lender is not a Lender on the date hereof, the date on which such Lender becomes a Lender pursuant to Section 10.04, and on or prior to the first date on which a payment is due on any Loan by such Lender after a change in the lending office of such Lender, it shall deliver to the Company the following (except to the extent already set forth in this Agreement or any schedule or exhibit hereto, in an assignment or acceptance or an Alternate Currency Addendum): (A) its address or the address of its lending office, as appropriate, and any change thereof, and (B) if such Person is eligible for exemption from or reduction of withholding tax, if any, on payments with respect to such Loan or under this Agreement pursuant to the law of the Relevant Jurisdiction or any treaty to which it is a party, properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower that will permit such payments to be made without withholding or at a specified reduced rate (which shall be the lowest applicable rate).

          (g) Each Person that delivers to a Borrower or the Administrative Agent (or files with a Governmental Authority) a form, statement or other document pursuant to this Section 2.20 further undertakes to deliver to the Borrower and the Administrative Agent (or file with the appropriate Governmental Authority) the requisite number of further copies of such form (or applicable successor form) or document, before the date that any such form or document expires or becomes obsolete or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Borrower or the Administrative Agent, certifying that such Person is entitled to receive payments under this Agreement and with respect to the Loans without withholding tax or at a specified reduced rate (which shall be the lowest applicable rate).

          (h) Notwithstanding anything to the contrary in this Section 2.20, no Person shall be required to deliver or file any form, statement or document if, prior to the date on which such form, statement or document would be required to be delivered or filed, there occurs any Change in Law which prevents such Person from delivering such form, statement or document. If, as a result of a Change in Law occurring after a Lender or the Administrative Agent becomes a party to this Agreement, any Borrower becomes obligated for Indemnified Taxes under Section 2.20(a) or (c) with respect to payments to such Lender or the Administrative Agent in an amount greater than the amount for which such Borrower was obligated prior to such Change in Law, such Borrower may, at its option, (x) prepay the portion of the Loans held by such Lender, provided that no Event of Default shall have occurred and be continuing at the time of such prepayment, (y) exercise its rights under Section 2.21(b), or (z) continue to make payments to such Lender or the Administrative Agent under the terms of this Agreement, which payments shall be made in accordance with paragraph
(a) above; provided, however, that such Borrower's determination to continue to make payments pursuant to the foregoing clause (z) shall not in any way impair its ability subsequently to exercise its rights pursuant to the foregoing clauses (x) or (y), provided that no Event of Default shall have occurred and be continuing at such time; and provided further, however, that such Borrower's continuing obligation to make payments to such Lender or the Administrative Agent under this Section 2.20 shall be conditioned on the Administrative Agent or such Lender, as the case may be, prior to the time that the next payment on the Loans is due following the effective date of such Change in Law (and thereafter as required by law) having taken such steps as may be commercially reasonably available to it under applicable tax laws and any applicable tax treaty or convention to obtain a reduction, to the lowest applicable rate, of such Indemnified Taxes.

          (i) Each Lender and the Administrative Agent agree to indemnify the Borrowers against any taxes, penalties, interest or other costs or losses incurred or payable by the Borrowers as a result of the failure of any Borrower to comply with its obligations to deduct or withhold any Taxes from any payments to a Lender or the Administrative Agent which failure resulted from such Borrower's reliance on incorrect statements contained in any form provided to it by such Lender or the Administrative Agent pursuant to this Section 2.20.

          SECTION 2.21. Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) Any Lender claiming any additional amounts payable pursuant to
Section 2.14, or 2.20, or exercising its rights under
Section 2.15, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the reasonable determination of such Lender, be otherwise disadvantageous to such Lender.

          (b) In the event that (i) any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15, (ii) any Borrower shall be required or reasonably believes it will be required, to make additional payments to any Lender under Section 2.20, (iii) any Lender shall become, or a substantial part of the property of any Lender shall become, the subject of any receivership or similar proceeding or (iv) any Lender shall default on its commitment to lend hereunder or under any applicable Alternate Currency Addendum, the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, (x) to terminate the Commitment and prepay the Loans of such Lender or (y) to require such Lender to transfer and assign without recourse, free and clear of all deductions and withholding, (in accordance with and subject to the restrictions contained in Section 10.04) all interests, rights and obligations contained hereunder to another financial institution or to another Lender which shall assume such obligations; provided that (A) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and
(B) the assignee or the Company, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and the interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

          SECTION 2.22.  Borrowing Subsidiaries.  The
Company may designate any Subsidiary as a Borrowing Subsidiary. Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement in the form of Exhibit C executed by such Subsidiary and the Company, such Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement. Any Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination in the form of Exhibit D.

          SECTION 2.23.  Terms of Alternate Currency
Facilities. (a) Each of the Company and one or more Alternate Currency Lenders may in its discretion from time to time agree that one or more Borrowers may borrow Alternate Currency Loans on a revolving basis from any one or more Alternate Currency Lenders by delivering an Alternate Currency Addendum to the Administrative Agent, executed by the Company, each such Borrowing Subsidiary and each such Alternate Currency Lender; provided, however, that on the effective date of such election (i) an Exchange Rate with respect to each Alternate Currency covered by such Alternate Currency Addendum shall be determinable by reference to the Reuters currency pages (or a comparable publicly available screen) and (ii) no Default or Event of Default shall have occurred and be continuing. Each reference in this Agreement to any Lender shall, to the extent applicable, be deemed also to be a reference to each Alternate Currency Lender, subject to the second sentence of the definition of such term.

          (b) Each Alternate Currency Addendum shall set forth (i) the maximum amount (expressed in Dollars and without duplication) available to be borrowed from all Alternate Currency Lenders under such Alternate Currency Addendum (as the same may be reduced from time to time pursuant to Section 2.24(a) or 2.24(b), an "Alternate Currency Facility Maximum Borrowing Amount") and (ii) with respect to each Alternate Currency Lender party to such Alternate Currency Addendum, the maximum amount (expressed in Dollars and without duplication) available to be borrowed from such Alternate Currency Lender thereunder (as the same may be reduced from time to time pursuant to Section 2.24(a) or 2.24(b), an "Alternate Currency Lender Maximum Borrowing Amount"). In no event shall the aggregate of all Alternate Currency Lender Maximum Borrowing Amounts in respect of any Alternate Currency Lender at any time exceed such Lender's Commitment. Except as provided herein, the making of Alternate Currency Loans by an Alternate Currency Lender under an Alternate Currency Addendum shall under no circumstances reduce the amount available to be borrowed from such Lender under any other Alternate Currency Addendum to which such Lender is a party.

          (c) In no event shall the Alternate Currency Lenders have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate their commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that such Alternate Currency Lenders shall, in each case, have such rights upon an acceleration of the Loans or a termination of the Commitments, respectively, pursuant to Article VII. No Alternate Currency Loan may be made if (i) an Exchange Rate with respect to the applicable Alternate Currency cannot be determined, (ii) after giving effect thereto, (A) the Standby Credit Exposure of any Lender would exceed such Lender's Commitment, (B) the Dollar Equivalent of the aggregate principal amount of outstanding Alternate Currency Loans denominated in a specified Eligible Currency would exceed the applicable Alternate Currency Facility Maximum Borrowing Amount or (C) the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures would exceed the Total Commitment.

          (d) The applicable Borrower and the applicable Alternate Currency Lenders, or, if so specified in the relevant Alternate Currency Addendum, an agent acting on their behalf, shall furnish to the Administrative Agent, promptly following the making, payment or prepayment of each Alternate Currency Loan, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made under such Alternate Currency Addendum.

          (e)  The relevant Borrowing Subsidiary or the
Company shall furnish to the Administrative Agent copies of any amendment, supplement or other modification to the terms of any Alternate Currency Addendum promptly after the effectiveness thereof.

          (f)  The Company may terminate any Alternate
Currency Addendum in its sole discretion if there are not any Loans outstanding thereunder (or, if there are Loans outstanding thereunder, with the consent of each Alternate Currency Lender party thereto), by written notice to the Administrative Agent, which notice shall be executed by the Company, each relevant Borrowing Subsidiary and, if their consent is required, each such Alternate Currency Lender. Once notice of such termination is received by the Administrative Agent, such Alternate Currency Addendum and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement.

          SECTION 2.24.  Currency Fluctuations, etc.
(a) If, on any Reset Date or the date of any Borrowing (after giving effect to (i) any Loans to be made or repaid on such date and (ii) any amendment, supplement or other modification to any Alternate Currency Addendum effective on such date of which the Administrative Agent has received notice), the aggregate outstanding Standby Extensions of Credit of any Lender exceed the Standby Credit Overage of such Lender (the amount of such excess being called the "Standby Credit Excess"), then the Administrative Agent shall promptly notify the Company of such Standby Credit Excess. Within three Business Days after receiving such notice (during which time the Lenders shall not make any further Loans hereunder), the Company may (i) prepay, or deposit cash in the Prepayment Account to be held for the prepayment of, Loans other than Alternate Currency Loans (or cause any Borrower to prepay, or deposit cash in the Prepayment Account for the prepayment of, any Loans other than Alternate Currency Loans made to it) and/or (ii) as indicated in a telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent, reduce the Alternate Currency Lender Maximum Borrowing Amount with respect to any one or more Alternate Currency Addenda (and prepay, or deposit cash in the Prepayment Account to be held for the prepayment of, Alternate Currency Loans to the extent required as a result of such reduction), so that the aggregate amount under clauses (i) and (ii) equals or exceeds and thereby eliminates such Standby Credit Excess. To the extent the Company does not so eliminate such Standby Credit Excess by such third Business Day, such Lender's Alternate Currency Lender Maximum Borrowing Amount under each Alternate Currency Addendum to which such Lender is a party shall be reduced on such third Business Day by an amount equal to the product of such Standby Credit Excess times a fraction the numerator of which shall equal the Alternate Currency Lender Maximum Borrowing Amount of such Lender under such Alternate Currency Addendum and the denominator of which shall equal the aggregate of all the Alternate Currency Lender Maximum Borrowing Amounts of such Lender with respect to all Alternate Currency Addenda.
After giving effect to any such reduction in Alternate Currency Lender Maximum Borrowing Amounts, the Alternate Currency Facility Maximum Borrowing Amount with respect to each Alternate Currency Addendum shall in turn be reduced to an amount equal to the aggregate of the Alternate Currency Lender Maximum Borrowing Amounts of all Lenders party to such Alternate Currency Addendum. Reductions in Alternate Currency Facility Maximum Borrowing Amounts and Alternate Currency Lender Maximum Borrowing Amounts pursuant to this paragraph shall be effective only until such amounts shall be recalculated by the Administrative Agent or the Alternative Currency Agent, as applicable, on the next succeeding Reset Date or date of a Borrowing, and shall not be deemed to permanently reduce the stated amount of any commitment of any Alternate Currency Lender in respect of any Alternate Currency Addendum. Such amounts may be reinstated if such Standby Credit Excess no longer exists on the next Reset Date.

          (b) If, on any Reset Date or date of a Borrowing (after giving effect to (i) any Loans to be made or repaid on such date, (ii) any amendment, supplement or other modification to any Alternate Currency Addendum effective on such date of which the Administrative Agent has received notice and (iii) any reduction in the Alternate Currency Facility Maximum Borrowing Amounts pursuant to paragraph (a) above effective on such date), the sum of (A) the aggregate outstanding Standby Extensions of Credit of all the Lenders and (B) the aggregate Competitive Loan Exposures of all Lenders exceeds the Facility Overage (the amount of such excess being called the "Facility Excess"), then the Administrative Agent shall promptly notify the Company of such Facility Excess. Within three Business Days after receiving such notice (during which time the Lenders shall not make any further Loans hereunder), the Company may
(i) prepay, or deposit cash in the Prepayment Account to be held for the prepayment of, Loans other than Alternate Currency Loans (or cause any Borrower to prepay, or deposit cash in the Prepayment Account for the prepayment of, any Loans other than Alternate Currency Loans made to it) and/or
(ii) as indicated in a telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent, reduce the Alternate Currency Facility Maximum Borrowing Amount with respect to any one or more Alternate Currency Addenda (and prepay, or deposit cash in the Prepayment Account to be held for the prepayment of, Alternate Currency Loans to the extent required as a result of such reduction), so that the aggregate amount under clauses (i) and (ii) equals or exceeds and thereby eliminates such Facility Excess. To the extent the Company does not so eliminate such Facility Excess by such third Business Day, then the Alternate Currency Facility Maximum Borrowing Amount under each Alternate Currency Addendum shall be reduced on such third Business Day by an amount equal to the product of such Facility Excess times a fraction the numerator of which shall equal the Alternate Currency Facility Maximum Borrowing Amount under such Alternate Currency Addendum and the denominator of which shall equal the aggregate of the Alternate Currency Facility Maximum Borrowing Amounts with respect to all Alternate Currency Addenda. Each such reduction in the Alternate Currency Facility Maximum Borrowing Amount under an Alternate Currency Addendum shall in turn reduce the respective Alternate Currency Lender Maximum Borrowing Amounts of each Alternate Currency Lender party to such Alternate Currency Addendum, pro rata on the basis of the respective Alternate Currency Lender Maximum Borrowing Amounts of such Alternate Currency Lenders immediately prior to such reduction. Reductions in Alternate Currency Facility Maximum Borrowing Amounts and Alternate Currency Lender Maximum Borrowing Amounts pursuant to this paragraph shall be effective only until such amounts shall be recalculated by the Administrative Agent or the Alternative Currency Agent, as applicable, on the next succeeding Reset Date or date of a Borrowing, and shall not be deemed to permanently reduce the stated amount of any commitment of any Alternate Currency Lender in respect of any Alternate Currency Addendum. Such amounts may be reinstated if such Facility Excess no longer exists on the next Reset Date.

          (c) If on any Reset Date, the Dollar Equivalent of all Alternate Currency Loans outstanding under any Alternate Currency Addendum exceeds 105% of the Alternate Currency Facility Maximum Borrowing Amount with respect thereto (after giving effect to any reductions therein effected pursuant to paragraphs (a) and (b) above on such date) the relevant Borrower shall on such Reset Date
(i) increase the Alternate Currency Facility Maximum Borrowing Amount with respect to such Alternate Currency Facility in accordance with Section 10.02, and/or
(ii) prepay, or deposit cash in the Prepayment Account to be held for the prepayment of, Alternate Currency Loans so that, after giving effect to clauses (i) and (ii), (x) the Dollar Equivalent of all such Alternate Currency Loans shall be equal to or less than such Alternate Currency Facility Maximum Borrowing Amount and (y) the Dollar Equivalent of the Alternate Currency Loans of each relevant Alternate Currency Lender shall be equal to or less than such Alternate Currency Lender's Alternate Currency Lender Maximum Borrowing Amount with respect to such Alternate Currency Addendum.

          (d) The Administrative Agent or the Alternative Currency Agent, as applicable, shall promptly notify the relevant Lenders of the amount of any reductions in Alternate Currency Facility Maximum Borrowing Amounts or Alternate Currency Lender Maximum Borrowing Amounts required pursuant to this Section 2.24.


                        ARTICLE III

                         CONDITIONS

          SECTION 3.01.  Effectiveness.  (a)  The
obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (i)  receipt by the Administrative Agent of
     counterparts hereof signed by each of the parties hereto (it being understood that this Agreement is not being executed by, and will become effective without the signature of, J.P. Morgan Securities, Inc.);

          (ii) receipt by the Administrative Agent, on behalf of itself and the Lenders, of (i) an opinion of Clifford H.R. DuPree, Associate General Counsel of the
     Company, substantially in the form of Exhibit F-1 hereto, and (ii) an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, substantially in the form of Exhibit F-2 hereto, each dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

          (iii) receipt by the Administrative Agent of a certificate, dated the Effective Date, signed by a Financial Officer of the Company to the effect set forth in clauses (b) and (c) of Section 3.02; and

          (iv) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence or good standing of the Company or any other Borrower or the Guarantor, the corporate power and authority of the Company and any such other Borrower or the Guarantor to enter into and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

          SECTION 3.02. Borrowings. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including an Alternate Currency Borrowing, except in the case of a Borrowing that does not increase the aggregate principal amount of Loans of any Lender outstanding) hereunder, is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a notice of borrowing as required by Section 2.03 or 2.04
     (or, in the case of  a Swingline Loan, Section 2.05);

          (b) immediately prior to and after such Borrowing, no Default shall have occurred and be continuing; and

          (c) the representations and warranties of the Company and the applicable Borrower contained in
     Article IV of this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder (except in the case of a Borrowing that does not increase the aggregate principal amount of Loans of any Lender outstanding) shall be deemed to be a representation and warranty by the Company and the applicable Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.

          SECTION 3.03.  Initial Borrowing by Each Borrowing
Subsidiary. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Borrowing
Subsidiary is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary and the Company;

            (b) receipt by the Administrative Agent, on behalf of itself and the Lenders, of an opinion of counsel for the Borrowing Subsidiary dated the date of such Borrowing substantially in the form of Exhibit F-3 hereto and covering such additional matters relating to such Borrowing Subsidiary as the Administrative Agent may reasonably request;

             (c) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of such Borrowing Subsidiary, the corporate power and authority of such Borrowing Subsidiary to enter into and the validity with respect to such Borrowing Subsidiary of this Agreement and the other
     Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

            (d) with respect to any Foreign Borrower, receipt by the Administrative Agent of any governmental and third party approvals necessary or advisable in connection with the execution, delivery and performance by such Borrowing Subsidiary of this Agreement.


                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES


          The Company, as to itself and each of its Subsidiaries, and each Borrowing Subsidiary, only as to itself, represents and warrants to the Administrative Agent and each of the Lenders as follows:

          SECTION 4.01. Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 4.02. Authorization; Enforceability. The Transactions are within the corporate powers of the Company and each Subsidiary party hereto and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each Subsidiary party hereto and constitutes a legal, valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 4.03.  Governmental Approvals; No
Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or any assets of any of them, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in each of the foregoing cases, as could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.04.  Financial Condition; No Material
Adverse Change.   (a)  The Company has heretofore furnished
to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended June 30, 1996, reported on by KPMG Peat Marwick LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

          (b)  Since June 30, 1996, there has been no
material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

          SECTION 4.05.  Properties.  (a)  Each of the
Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects or lack of title or invalidity of leasehold interests that could not reasonably be expected to result in a Material Adverse Effect.

          (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where lack of ownership or any license could not reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.06.  Litigation and Environmental
Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that assert the invalidity or unenforceability of or otherwise challenge this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
(iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse
Effect.

          SECTION 4.07.  Compliance with Laws and
Agreements. Neither the Company nor any of its Subsidiaries is in violation of any law, regulation or order of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, where such violation, individually or in the aggregate with other violations, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 4.08.  Not an Investment Company or
Holding Company. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed all returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.11.  Disclosure.  None of the reports,
financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 4.12.  Federal Reserve Regulations.
(a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U).

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America, including
Regulation G, U or X. Not more than 25% of the assets of the Company or the Company and the Subsidiaries taken as a whole that are subject to the restrictions of Sections 6.01 and 6.03 will at any time constitute margin stock.


                         ARTICLE V

                   Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other
Information.  The Company will furnish to the Administrative
Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, or such other financial statements required to be included in Securities and Exchange Commission Form 10-Q, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
     (ii) setting forth calculations demonstrating that the Company is in compliance with Section 6.07 and (iii) if any change in GAAP has occurred since the last date of delivery of financial statements and has had a material effect on the financial statements of the Company, specifying such effect, unless such effect is noted in such financial statements;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said
     Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

          (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events.  Upon
becoming aware of any of the following, the Company will furnish to the Administrative Agent and each Lender prompt written notice thereof:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

          (d) any other development that results in, or, in the judgment of the Company, could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Existence; Conduct of Business.
The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04.  Payment of Obligations.  The
Company will, and will cause each of its Subsidiaries to, pay its Debt (and other Obligations, including Tax liabilities) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05.  Maintenance of Properties;
Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similar companies engaged in the same or similar businesses operating in the same or similar locations; provided that the Company and its Subsidiaries may (i) self-insure against such risks and in such amounts as are usually self-insured by similar companies engaged in the same or similar businesses operating in the same or similar locations and (ii) elect not to carry publisher's liability insurance.

          SECTION 5.06.  Books and Records; Inspection
Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours as reasonably requested.

          SECTION 5.07.  Compliance with Laws.  The Company
will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08.  Use of Proceeds.  The proceeds of
the Loans will be used only for the purposes set forth in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including
Regulations G, U and X.

                         ARTICLE VI

                     Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

          SECTION 6.01. Liens. The Company will not, and will not permit any Material Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof as of the date hereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and
     (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof as of such date;

          (d) any Lien on fixed or capital assets (including the Canary Wharf, London office building currently under a purchase contract and any data-processing or other computer equipment) acquired, constructed or improved by the Company or any Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof as of the date such Lien is granted; provided that
     (i) such Lien and the Debt secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement,
     (ii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary;

          (e) any Lien on the property or assets of any Subsidiary of the Company in favor of the Company or any wholly owned Subsidiary (other than a Lien in favor of a non-Material Subsidiary);

          (f) any Lien on equipment (including printing presses and data-processing equipment) owned by the Company or any Subsidiary and located on the premises of any supplier and used in the ordinary course of the Company's or such Subsidiary's business;

          (g) any judgment or judicial attachment Lien with respect to any judgment that does not constitute an Event of Default;

          (h)  any Lien securing any reimbursement,
     indemnification or similar obligation or liability incurred in the ordinary course of business in connection with any letter of credit, letter of guaranty, banker's acceptance, bill of exchange or similar instrument to backstop trade obligations of the Company or a Subsidiary;

          (i)  any Lien imposed by law where (x) the
     validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or any Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (y) the failure to remove such Lien could not reasonably be expected to result in a Material Adverse Effect;

          (j) any Lien deemed to exist by virtue of any Capital Lease Obligation not otherwise prohibited hereunder;

          (k)  any Lien arising under any Loan Document;

          (l) any Lien identified on Schedule 6.06 securing any Debt of any Subsidiary; and

          (m) any Liens securing Debt or any other monetary obligation if, immediately after the incurrence thereof, all amounts of Debt and other monetary obligations secured by Liens which would not be permitted but for this clause (m), when aggregated with the aggregate book value or sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.02 and the amount of Subsidiary Debt permitted pursuant to Section 6.06(e), do not, in the aggregate, exceed 15% of Consolidated Tangible Net Worth as shown on the most recent audited consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.01(a) or (b).

          SECTION 6.02. Sale and Leaseback Transactions. The Company will not, and will not permit any Material Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that, notwithstanding the above, the Company or any Subsidiary may engage in any sale and leaseback transaction if, immediately after the consummation of such transaction, the aggregate book value or sale price of the assets sold in sale and leaseback transactions referred to in this Section 6.02, when aggregated with the amount of Debt secured by Liens permitted pursuant to Section 6.01(m) and the amount of Subsidiary Debt permitted pursuant to Section 6.06(e), does not exceed 15% of Consolidated Tangible Net Worth as shown on the most recent audited consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to
Section 5.01(a) or (b).

          SECTION 6.03.  Fundamental Changes.  (a) The
Company will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Material Subsidiaries) constituting all or substantially all the assets of the Company and the Subsidiaries on a consolidated basis (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) the Company or any Subsidiary may merge with or consolidate into any Person (other than any Subsidiary), provided that the Company or such Subsidiary, as the case may be, shall be the continuing or surviving corporation, (ii) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (iii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary, (v) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (vi) the Company may dispose of one or more Subsidiaries not constituting all or substantially all the assets of the Company and the Subsidiaries on a consolidated basis by causing such Subsidiary or Subsidiaries to be merged with or into any other Person.

          (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type, or involving similar themes, content and customer orientation as the business, conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto.


          SECTION 6.04. Transactions with Affiliates. The Company will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any material property or assets to, or purchase, lease or otherwise acquire any material property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among any wholly owned Subsidiary and the Company or any other wholly owned Subsidiary not involving any Affiliate not a wholly owned Subsidiary, (c) any payment on account of capital stock that is otherwise not prohibited by this Agreement,
(d) consulting fees and expenses incurred in the ordinary course of business payable to former officers or directors of the Company or any Subsidiary and (e) any payments by the Company or any Subsidiary to any Affiliate of the Company or any Subsidiary in connection with allocated out-of-pocket expenses incurred in connection with any public or private offering, other issuance or sale of stock or other transaction for the benefit of the Company or any Subsidiary; provided, however, that this Section shall not limit the operation or effect of, or any payments under,
(i) any license, lease, service contract, purchasing agreement, disposition agreement or similar arrangement entered into in the ordinary course of business between any Subsidiary and the Company or any other Subsidiary or
(ii) any joint venture to which the Company or any Subsidiary is a party entered into in connection with, or reasonably related to, its lines of business. The Company will not, and will not permit any of its Material Subsidiaries to, guarantee or otherwise provide credit support for the obligations of any non-Material Subsidiary, except guarantees or other credit support with respect to Debt in an aggregate principal amount of not more than $15,000,000.

          SECTION 6.05.  Restrictive Agreements.  The
Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Debt of the Company or any other Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement or (ii) restrictions and conditions with respect to a Person that is not a Subsidiary on the date hereof, which restrictions and conditions are in existence at the time such Person becomes a Subsidiary and are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

          SECTION 6.06. Subsidiary Debt. The Material Subsidiaries will not issue or permit to be outstanding any preferred stock and will not create, incur, assume or permit to exist any Debt except (a) Debt created hereunder and under the Alternate Currency Addenda, (b) Debt or preferred stock of any Subsidiary issued to or held by the Company or any other Subsidiary (other than Debt or preferred stock of the Company or a Material Subsidiary issued to or held by a Subsidiary that is not a Material Subsidiary), (c) Debt existing on the date hereof and identified on Schedule 6.06 and equaling, in aggregate principal amount, not more than $40,000,000, and extensions, renewals and replacements thereof not exceeding $40,000,000 in aggregate principal amount, (d) Debt in connection with any project financing to the extent the holders thereof have recourse only against the specific assets subject to such project financing (and no recourse against the general assets of the Company or any Subsidiary) and (e) other Debt and preferred stock, which would not be permitted but for this clause (e), in an aggregate principal amount outstanding at any time for all Subsidiaries that, when aggregated with the amount of debt secured by Liens permitted pursuant to Section 6.01(m) and the aggregate book value or sale price of the assets sold in sale and leaseback transactions permitted pursuant to
Section 6.02, does not exceed 15% of Consolidated Tangible Net Worth as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.01(a) or (b).

          SECTION 6.07  Consolidated Tangible Net Worth.
The Company will not permit Consolidated Tangible Net Worth at any time on or before December 31, 1999 to be less than $250,000,000. The Company will not permit Consolidated Tangible Net Worth at any time after December 31, 1999 to be less than $300,000,000.


                         ARTICLE VII

                          DEFAULTS

          If any of the following events ("Events of Default") shall occur:

          (a) any representation or warranty made or deemed made by or on behalf of the Company or any Borrowing
     Subsidiary in or in connection with any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

          (b) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (c) any Borrower shall fail to pay any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause (b) above) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to any Borrower's existence) or Section 5.08 or in
     Article VI;

          (e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

          (f) (i) the Company or any Material Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any Material Debt, when and as the same shall become due and payable (after all applicable grace periods) or (ii) any other event or condition occurs and as a result any Material Debt has become due prior to its scheduled maturity, or the mandatory prepayment, repurchase, redemption or defeasance thereof is required, in each case within 60 days;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking
     (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Company or any Material Subsidiary shall
     (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
     (h)(i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (j) one or more judgments for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $20,000,000 shall be rendered against the Company, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Material Subsidiary to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect and, within 30 days after the reporting of any such ERISA Event pursuant to Section 5.02(c) to the Administrative Agent (which report shall indicate whether such event could cause a Material Adverse Effect), the Administrative Agent shall have notified the Company in writing that the Required Lenders have made a determination that, on the basis of such ERISA Event, there are reasonable grounds for the termination of any Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer any plan or for the imposition of a lien in favor of a Plan;

          (l) a Change in Control shall occur; or

          (m) any material provision of the Guarantee shall, for any reason, not be, or shall be asserted in writing by the Guarantor not to be, in full force and effect, or otherwise valid, binding and enforceable against any person purported to be bound by it;

then, and in every such event (other than an event with respect to any Borrower described in clause (g), (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (g), (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.



                        ARTICLE VIII

                 THE ADMINISTRATIVE AGENT

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Administrative Agent by or relating to the Company or any of its Subsidiaries. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders, as the case may be, or in the absence of its own gross negligence or wilful misconduct. In addition, the Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in
Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the Company's written consent (which shall not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, with the Company's written consent (which shall not be unreasonably withheld), appoint a successor Administrative Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has,
independently and without reliance upon the Administrative
Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.



                         ARTICLE IX

                         GUARANTEE

          In order to induce the Lenders to extend credit hereunder, the Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

          The Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.

          The Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

          The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise and regardless of any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or any Lender's rights with respect thereto, including, without limitation, (a) any law, rule or policy that is now or hereafter promulgated by any Governmental Authority (including, without limitation, any central bank) or regulatory body that may adversely affect any Borrower's ability or obligation to make, or any Lender's right to receive, such payments, (b) any nationalization, expropriation, war, riot, civil commotion or other similar event, (c) any inability to convert any currency into the currency of payment of such Obligation or (d) any inability to transfer funds in the currency of payment of such Obligation to the place of payment therefor. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, except as specifically provided therein, in the performance of the Obligations, by any release of any other guarantor, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Guarantor further agrees that if payment in respect of any Obligation owed to any Lender shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or such place of payment shall be impossible or, in the judgment of such Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Guarantor shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

          Upon payment by the Guarantor of any Obligations, each Lender shall, in a reasonable manner, assign the amount of the Obligations owed to it and so paid to the Guarantor, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by the Guarantor, or make such disposition thereof as the Guarantor shall direct (all without recourse to and without any representation or warranty by any Lender).

          Upon payment by the Guarantor of any sums as provided above, all rights of the Guarantor against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations.


                         ARTICLE X

                       MISCELLANEOUS

          SECTION 10.01.  Notices.  Except in the case of
notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to it at Reader's Digest
     Road, Pleasantville, New York 10570, Attention of
     Treasurer  (Telecopy No. (914) 244-5904);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Sandra Miklave (Telecopy No. (212) 622-0002), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Peter Eckstein (Telecopy No. (212) 270-0330);

          (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative
     Questionnaire; and

          (d) if to any Borrowing Subsidiary, to it at the address (or telecopy number) set forth above for the Company;

provided, however, that any notice or other communication provided for herein to be given to or by the Company or any Borrowing Subsidiary shall be deemed effective as to the Company and as to all Borrowers when given to or by the Company, as the case may be.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.


          (b)  None of this Agreement, any Alternate
Currency Addendum nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into (i) in the case of this Agreement by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders and (ii) in the case of any Alternate Currency Addendum, by the Company and the applicable Borrowers and the Lenders party to such Addendum; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, or increase or decrease any Alternate Currency Lender Maximum Borrowing Amount of any Alternate Currency Lender without the written consent of such Alternate Currency Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any Fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender affected thereby, (v) reduce or terminate the obligations of the Guarantor under Article IX, except in connection with any merger, sale or other disposition of the Guarantor permitted by Section 6.03 or
(vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required in order to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 10.03.  Expenses; Indemnity; Damage
Waiver. (a) The Company agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or in connection with the Loans made hereunder. The Lenders shall endeavor in good faith to limit the number of counsel retained by them to avoid duplication of expenses.

          (b)  The Company agrees to indemnify the
Administrative Agent and each Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee incurred by or asserted against any Indemnitee relating to the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance of its obligations thereunder, the Borrowings hereunder, the consummation of the Transactions or any other transactions contemplated hereby or any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries or Environmental Liability related in any way to the Company or any of its Subsidiaries, including any of the foregoing arising out of, in connection with, or as a result of any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnitee. The Lenders shall endeavor in good faith to limit the number of counsel retained by them to avoid duplication of expenses.

          (c) To the extent that the Company, any Borrower or the Company in its capacity as Guarantor fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Participation Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such and did not result from the gross negligence or wilful misconduct of the Administrative Agent.

          (d) All amounts due under this Section shall be payable promptly after written demand therefor.

          (e)  Notwithstanding any other provision of this
Section 10.03, a Foreign Borrower shall be liable for indemnification only with respect to its own Obligations.

          SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby and the Indemnitees, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)  Any Lender may assign to one or more
assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company, the Swingline Lender and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and under each Alternate Currency Addendum, except that this clause shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Accep tance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.03).

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Upon its receipt of a duly completed
Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and any written consent to such assignment required by paragraph (b) above, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (d).

          (e) Any Lender may without the consent of any Borrower, the Administrative Agent or the Swingline Lender sell participations to one or more banks or other entities ("Participants") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that affects such Participant. Subject to paragraph (f) below, the Borrowers agree that each Participant (acting through a Lender) shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) above shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this paragraph.

          (f) The Borrowers shall not be required to pay any amount to any Participant pursuant to Section 2.14 or
2.20 that is greater than the amount they would have been required to pay had the applicable participation interest not been sold, unless the sale of the participation to such Participant is made with the Company's prior written consent and the Company specifically agrees to waive this limitation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.20 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.20 as though it were a Lender. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section 10.04 shall indemnify and hold harmless the Borrowers and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of any of the Borrowers or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had delivered to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, duly completed and valid forms or other documentation entitling such Participant to receive payment under this Agreement without deduction or withholding of Taxes in excess of the Taxes deducted or withheld from payments to such Lender (but only to the extent that the Participant would have been entitled under applicable law to deliver such form or other documentation).

          (g) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

          SECTION 10.05.  Survival.  All covenants,
agreements, representations and warranties made by the Borrowers herein and in the certificates or other instru ments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstand ing and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14. 2.16, 2.20 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other provision hereof.

          SECTION 10.06.  Counterparts; Integration;
Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement (including each Alternate Currency Addendum in effect from time to time) and any separate letter agreements with respect to Fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07.  Severability.  Any provision of
this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or any Borrower against any of and all the obligations of the Company or such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          (b) Each Lender agrees promptly to notify the Administrative Agent and the Company or the applicable
Borrower after any such setoff and application; provided, however, that the failure to give any such notice shall not affect the validity of such setoff and application.

          (c) Notwithstanding the foregoing provisions of this Section 10.08, any amounts received by a Lender by exercising such set-off rights against any Foreign Borrower may be applied only against such Borrower's Obligations.

          SECTION 10.09.  Governing Law; Jurisdiction;
Consent to Service of Process.  (a)  THIS AGREEMENT  SHALL
BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK.

          (b)  Each Borrower hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c)  Each Borrower hereby irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.
Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY
HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN
ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT
NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY
WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER
PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE
MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11.  Headings.  Article and Section
headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain and cause its Affiliates to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors or to any other Lender or Participant (it being understood that such disclosure will be made only to such Persons who have, and only to the extent of, the need to know such Information and only if the Persons to whom such disclosure is made are informed of the confidential nature of such Information and instructed to keep such Information confidential and use such information only as necessary in connection with (i) their evaluation of the ability of the Company or any Borrowing Subsidiary to repay the Loans and perform their other obligations under the Loan Documents, (ii) administering the Obligations under this Agreement, (iii) servicing the Borrowings hereunder,
(iv) protecting their interests under this Agreement or (v) performing any similar function in connection with any other extension of credit by the Lenders to the Company or a Subsidiary), (b) to the extent requested by any regulatory authority to which the Lender is subject or in connection with an examination of the Lender by any such authority,
(c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (f) with the consent of the Company or (g) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower that is not known to the Administrative Agent or such Lender to be bound by any duty of confidentiality with respect thereto. For the purposes of this Section, "Information" means all information received from the Borrowers relating to any Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.13.  Conversion of
Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         THE READER'S DIGEST ASSOCIATION, INC.
                         By /s/ Milan Kofol
                         Name:   Milan Kofol
                         Title:  Vice President & Treasurer

                         THE CHASE MANHATTAN BANK, individually and as Administrative Agent
                         By /s/ R. Daniel Rouse
                         Name:   R. Daniel Rouse
                         Title:  Attorney-in-fact

                         MORGAN GUARANTY
                         TRUST COMPANY OF NEW YORK
                         By /s/ Eugenia Wilds
                         Name:   Eugenia Wilds
                         Title:  Vice President

                         BARCLAYS BANK PLC
                         By /s/ Terance Bullock
                         Name:  Terance Bullock
                         Title: Associate Director

                         CITIBANK, N.A.
                         By /s/ James J.  Sheridan
                         Name:   James J. Sheridan
                         Title:  Vice President

                         COMMERZBANK AG,
                         New York and/or Grand Cayman Branches
                         By /s/ Andrew Campbell
                         Name:  Andrew Campbell
                         Title: Assistant Cashier

                         By /s/ Subash Viswanathan
                         Name:   Subash Viswanathan
                         Title:  Vice President

                         MELLON BANK, N.A.
                         By /s/ Stephen  D. Lackey
                         Name:   Stephen D. Lackey
                         Title:  First Vice President

                         ISTITUTO BANCARIO SAN PAOLO DI TORINO
                         By /s/ Gerard M. McKenna
                         Name:   Gerard M. McKenna
                         Title:  Vice President

                         By /s/ Robert  S. Wurster
                         Name:   Robert S. Wurster
                         Title:  First Vice President

                         NATIONAL WESTMINSTER BANK PLC,
                         NEW YORK BRANCH
                         By /s/ Maria  Amaral-LeBlanc
                         Name:   Maria Amaral-LeBlanc
                         Title:  Vice President


                         NATIONAL WESTMINSTER BANK PLC, NASSAU BRANCH
                         By /s/ Maria  Amaral-LeBlanc
                         Name:   Maria Amaral-LeBlanc
                         Title:  Vice President

                         THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH
                         By /s/  Yoshimori Kawamura
                         Name:   Yoshimori Kawamura
                         Title:  Joint General Manager


                         SVENSKA HANDELSBANKEN
                         By /s/ Mark Gay
                         Name:   Mark Gay
                         Title: Senior Vice President

                         By /s/ Johan Lindzen
                         Name:   Johan Lindzen
                         Title:

                         BANQUE NATIONALE DE PARIS
                         By /s/ Nuala Marley
                         Name:   Nuala Marley
                         Title:  Vice President


                         BANQUE NATIONALE DE PARIS
                         By /s/ Nancy Stengel
                         Name:   Nancy Stengel
                         Title: Assistant Treasurer

                         UNION BANK OF SWITZERLAND, NEW YORK BRANCH
                         By /s/ Laurent J. Chaix
                         Name:   Laurent J. Chaix
                         Title:  Vice President

                         By /s/ Stephen A. Cayer
                         Name:  Stephen A. Cayer
                         Title: Assistant Treasurer

                         ABN AMRO BANK N.V., NEW YORK BRANCH
                         By /s/ Laura G. Fazio
                         Name:   Laura G. Fazio
                         Title:  Group Vice President & Director


                         By /s/ Margaret Hannahoe
                         Name:   Margaret Hannahoe
                         Title:  Vice President/Director

                         THE FUJI BANK, LIMITED, NEW YORK BRANCH
                         By /s/ Masanobu Kobayashi
                         Name:   Masanobu Kobayashi
                         Title:  Vice President & Manager

                         ING BANK N.V.
                         By /s/ Ronald Smit
                         Name:  Ronald Smit
                         Title: Senior Account manager

                         CIBC INC.
                         By /s/ Reid J. Murray
                         Name:   Reid J. Murray
                         Title:  Managing Director, CIBC Wood Gundy
                         Securities Corp., as Agent

                         CANADIAN IMPERIAL BANK OF COMMERCE
                         By /s/ Reid J. Murray
                         Name:  Reid J. Murray
                         Title: Managing Director, CIBC Wood Gundy
                         Securities Corp., as Agent

                         Guarantor

                         THE READER'S DIGEST ASSOCIATION, INC.

                         By /s/ Milan Kofol
                         Name:   Milan Kofol
                         Title:  Vice President & Treasurer


                         J. P. MORGAN SECURITIES INC., as Syndication
                         Agent,

                         By
                         Name:
                         Title:

                                                 EXHIBIT A-1

                ADMINISTRATIVE QUESTIONNAIRE

           The Reader's Digest Association, Inc.
                Administrative Questionnaire

Please accurately complete all the following information and
return via FAX to the attention of [                    ] at
The Chase Manhattan Bank as soon as possible.


Fax Number:

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:


____________________________________________________________
__________________________


GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
               _____________________________________________
               ____________________

Street Address:
               _____________________________________________
               ____________________

City, State, Zip Code:
               _____________________________________________
               ____________________


GENERAL INFORMATION - EUROCURRENCY LENDING OFFICE:

Institution Name:
               _____________________________________________
               ____________________

Street Address:
               _____________________________________________
               ____________________

City, State, Zip Code:
               _____________________________________________
               ____________________


CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:
               _____________________________________________
               ____________________

Street Address:
               _____________________________________________
               ____________________

City, State, Zip Code:
               _____________________________________________
               ____________________

Phone Number:
               _____________________________________________
               ____________________

FAX Number:
               _____________________________________________
               ____________________

Backup Contact:
               _____________________________________________
               ____________________

Street Address:
               _____________________________________________
               ____________________

City, State, Zip Code:
               _____________________________________________
               ____________________

Phone Number:
               _____________________________________________
               ____________________

FAX Number:
               _____________________________________________
               ____________________


TAX WITHHOLDING:

               Non Resident Alien    _____________________Y*
               _____________________N**

  *If yes, please attach (1) Form 4224 or 1001 or Exhibit A-
  2 (Portfolio Interest)
          and (2) Form W-8
  ** If no, please attach Form W-9.

              Tax ID Number
              ______________________________________________
              __________________


CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST,
FEES, ETC.

Contact:
               _____________________________________________
               ____________________

Street Address:
               _____________________________________________
               ____________________

City, State, Zip Code:
               _____________________________________________
               ____________________

Phone Number:
               _____________________________________________
               ____________________

FAX Number:
               _____________________________________________
               ____________________


PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

____________________________________________________________
________________

Routing Transit/ABA number of Bank where funds are to be transferred:

____________________________________________________________
________________

Name of Account, if applicable:

____________________________________________________________
________________

Account Number:
               _____________________________________________
               ____________________

Additional
Information:________________________________________________
________________



MAILINGS:

Please specify who should receive financial information:

Name:
               _____________________________________________
               ____________________

Street Address:
               _____________________________________________
               ____________________

City, State, Zip Code:
               _____________________________________________
               ____________________
                                                 EXHIBIT A-2
               FORM OF EXEMPTION CERTIFICATE

       Reference is made to the Competitive Advance and Revolving Credit Facility dated as of November 12, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The Reader's Digest Association, Inc., a Delaware corporation, the Borrowing Subsidiaries (as defined therein), the Lenders (as defined therein), The Chase Manhattan Bank (as Administrative Agent) and J.P. Morgan Securities Inc. (as Syndication Agent). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the "Lender") is providing this certificate pursuant to
Section 2.20(f) of the Credit Agreement. Under penalties of perjury, the Lender hereby represents and warrants that:

       1. The Lender is the sole record and beneficial owner of the Registered Note(s) in respect of which it is providing this certificate, and it shall remain the sole beneficial owner of such Registered Note(s) at all times during which it is the record holder of such Registered
Note(s).

       2.   The Lender is not a "bank" for purposes of
Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Lender further represents and warrants that:

       (a) the Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

       (b) the Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

       (c) the Lender is acquiring an interest in a Registered Note for its own account, and the Lender will not hold such interest, directly or indirectly, for or on behalf of, or as nominee for, any bank; further, the Lender is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3; and

       (d) the Lender is not using funds borrowed from a bank on a limited recourse or other basis, the effect of which is to shift the economic benefits or burdens of ownership of an interest in any Registered Note to such bank, to acquire an interest in any Registered Note.

       3. The Lender meets all of the requirements under Code Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of Taxes on interest payments made to it under the Credit Agreement, including without limitation that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code). In connection with the foregoing, the Lender represents and warrants that (a) any and all Notes that it now holds, or may hereafter hold, are Registered Notes, and
(b) it has not taken, and will not take, any action that would cause any Registered Note held by it at any time during the term of the Credit Agreement to fail to be in registered form within the meaning of U.S. Treasury
Regulations Section 5f.103-1(c).

       4. The Lender shall promptly notify the Company and the Administrative Agent if (a) any of the representations and warranties made herein are no longer true and correct, or (b) the Lender is a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor thereto or any other Regulations promulgated under the authority of Code Section 7701(l) with respect to its interest in any Registered Note.


       IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                           [Name of Non-U.S. Person]




By:_______________________________
Name:
Title:


Date:________________________


                                                   EXHIBIT B
                         [FORM OF]

                 ASSIGNMENT AND ACCEPTANCE

                                      Dated:          , 19

       Reference is made to the $400,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of November 12, 1996 (the "Agreement"), among The Reader's Digest Association, Inc. (the "Company"), as a Borrower and the Guarantor, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent and J. P. Morgan Securities Inc., as Syndication Agent. Terms defined in the Agreement are used herein with the same meanings.

       1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the effective date of assignment set forth below (the "Assignment Date"), the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and the Competitive Loans, Standby Loans, Swingline Loans and Alternate Currency Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Assignment Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 10.04 of the Agreement, a copy of which has been received by each such party. From and after the Assignment Date, (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

       2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) the forms referenced in Section 2.20(f) of the Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form of Exhibit A to the Agreement and (iii) a processing and recordation fee of $3,500.

       3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:
____________________________________________________

Legal Name of Assignor:
________________________________________________

Legal Name of Assignee:
________________________________________________

Assignee's Address for Notices:
________________________________________

Assignee's Domestic Lending Office
Address:_____________________________

____________________________________________________________
____________
Assignee's Eurocurrency Lending Office
Address:_________________________

____________________________________________________________
____________

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):
___________________________________


Facility              Principal Amount  Percentage Assigned
                      Assigned (and     of Commitment (set
                      identifying       forth, to at least 8
                      information as to decimals, as a
                      individual        percentage of the
                      Competitive       Commitment and the
                      Loans)            Total Commitment
Commitment Assigned:  $__________       _________ %

Standby Loans:        $__________       _________ %

Competitive Loans:    $__________       _________ %

Swingline Loans:      $__________       _________ %

Alternate Currency
Loans                 $__________       _________ %

Fees Assigned (if     $__________       _________ %
any):


The terms set forth and on      Accepted (if required):
the reverse side hereof are     THE READER'S DIGEST
hereby agreed to:               ASSOCIATION, INC.,

___________________________     by:
_____, as Assignor,             ___________________________
                                    Name:
                                    Title:
by:
___________________________
_
    Name:
    Title:

___________________________
_____,
as Assignee,

by: ____________________________
    Name:
    Title:
                                                   EXHIBIT C
                         [FORM OF]

               BORROWING SUBSIDIARY AGREEMENT


The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  [                ]

                                                      [Date]

Ladies and Gentlemen:

       The undersigned, The Reader's Digest Association, Inc. (the "Company"), refers to the $400,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of November 12, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, as a Borrower and the Guarantor, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and J. P. Morgan Securities Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

       The Company and               (the "Designated
Borrowing Subsidiary") (i) confirm that the Designated Borrowing Subsidiary is a Subsidiary and (ii) make, on and as of the date hereof, the representations and warranties as to the Designated Borrowing Subsidiary contained in
Article IV of the Credit Agreement. The Designated Borrowing Subsidiary hereby agrees to be bound in all respects by the terms of the Agreement, including without limitation, Article III thereof, and to perform all of the obligations of a Borrowing Subsidiary thereunder. Each reference to a Borrowing Subsidiary in the Agreement shall be deemed to include the Designated Borrowing Subsidiary.

       The Company hereby ratifies and confirms the provisions of Article VIII of the Agreement with respect to all Loans made by any Lender to the Designated Borrowing
Subsidiary.

       The address to which communications to the Designated Borrowing Subsidiary under the Agreement should be directed is:________________________________________________________
___________________________________________________________
___________________________________________________________.


       This instrument shall be construed in accordance with and governed by the laws of the State of New York. Loan proceeds should be deposited as provided in the Agreement.

       Upon the execution of this Borrowing Subsidiary
Agreement by the Company and the Designated Borrowing
Subsidiary, and acceptance hereof by the Administrative
Agent, the Designated Borrowing Subsidiary shall become a Borrowing Subsidiary under the Agreement as though it were an original party thereto and shall be entitled to borrow under the Agreement upon the satisfaction of the conditions precedent set forth in Section 3.02 of the Agreement.

                      Very truly yours,

                      THE READER'S DIGEST ASSOCIATION, INC.,

                        by

                          Name:
                          Title:


                      [DESIGNATED BORROWING SUBSIDIARY],

                        by

                          Name:
                          Title:


Accepted as of the date first
above written.

THE CHASE MANHATTAN BANK, as
Administrative Agent,


by

    Name:
    Title:
                                                   EXHIBIT D

                         [FORM OF]

              BORROWING SUBSIDIARY TERMINATION



The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  [                ]

with a copy to:
The Chase Manhattan Bank, as Administrative Agent

Attention:  [                ]

                                                      [Date]

Ladies and Gentlemen:

       The undersigned, The Reader's Digest Association, Inc. (the "Company"), refers to the $400,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of November 12, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, as a Borrower and the Guarantor, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and J. P. Morgan Securities Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

       The Company hereby elects to terminate the status of (the "Terminated Borrowing Subsidiary") as a Borrowing Subsidiary for purposes of the Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all principal and interest on all amounts payable by the Terminated Borrowing Subsidiary pursuant to the Agreement and any Alternate Currency Addendum have been paid in full on or prior to the date hereof.


       This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                Very truly yours,

                                THE READER'S DIGEST ASSOCIATION, INC.,

                                  by

                                     Name:
                                     Title:

                                                 EXHIBIT E-1
                         [FORM OF]
                  COMPETITIVE BID REQUEST

The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Sandra Miklave

with a copy to:
The Chase Manhattan Bank
c/o Chase Securities Inc.
270 Park Avenue
New York, NY 10017
Attention:
                                                      [Date]

Ladies and Gentlemen:

       The undersigned, The Reader's Digest Association,
Inc. (the "Company"), [or other Borrower] refers to the
$400,000,000 Competitive Advance and Revolving Credit
Facility Agreement dated as of November 12, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, as a Borrower and the Guarantor, the Lenders named therein, The
Chase Manhattan Bank, as Administrative Agent, and J. P.
Morgan Securities Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

       The Company hereby gives you notice pursuant to
Section 2.03(a) of the Agreement that it requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)

(B)  Principal amount of
     Competitive Borrowing / 1

(C)  Interest rate basis / 2

(D)  Maturity of Competitive
     Borrowing

(E)  Interest Period and the
     last day thereof / 3


       Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company [or other Borrower] shall be deemed to have represented and warranted that the conditions to lending specified in
Section 3.02(b) and (c) of the Agreement have been satisfied. Any amounts borrowed shall be deposited in Chase
account number [         ].

                              Very truly yours,

                              THE READER'S DIGEST ASSOCIATION, INC.,

                              [OTHER BORROWER]

                                by

                                  Name:
                                  Title: [Financial Officer]


                                                 EXHIBIT E-2
                         [FORM OF]

             NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

                                                      [Date]

Attention:  [          ]

Ladies and Gentlemen:

          Reference is made to the $400,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of November 12, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among The Reader's Digest Association, Inc. (the "Company"), as a Borrower and the Guarantor, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and J. P. Morgan Securities, Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          A Borrower made a Competitive Bid Request on
          , 19[ ], pursuant to Section 2.03(a) of the
Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. / 4Your Competitive Bid must comply with Section 2.03(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing

(B)  Principal amount of
     Competitive Borrowing

(C)  Interest rate basis

(D)  Maturity of Competitive
     Borrowing

(E)  Interest Period and the
     last day thereof


                              Very truly yours,

                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent,

                                by


                                  Name:
                                  Title:
                                                 EXHIBIT E-3
                         [FORM OF]

                      COMPETITIVE BID


The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Sandra Miklave

with a copy to:
The Chase Manhattan Bank
c/o Chase Securities Inc.
270 Park Avenue
New York, NY 10017
Attention:

                                                      [Date]

Ladies and Gentlemen:

          The undersigned, [Name of Lender], refers to the $400,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of November 12, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among The Reader's Digest Association, Inc. (the "Company"), as a Borrower and the Guarantor, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and J. P. Morgan Securities, Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Agreement, in response to the Competitive Bid Request made by the Borrower on
            , 19[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount / 5

(B)  Competitive Bid Rate / 6

(C)  Maturity of Borrowing

(D)  Interest Period and last
     day thereof


          The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to the Borrower upon acceptance by such Borrower of this bid in accordance with
Section 2.03(d) of the Agreement.


                              Very truly yours,

                              [NAME OF LENDER],

                                by

                                  Name:
                                  Title:

                                                 EXHIBIT E-4

                         [FORM OF]

            COMPETITIVE BID ACCEPT/REJECT LETTER


                                                      [Date]

The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Sandra Miklave

with a copy to:
The Chase Manhattan Bank
c/o Chase Securities Inc.
270 Park Avenue
New York, NY 10017
Attention:

Ladies and Gentlemen:

          The undersigned, The Reader's Digest Association,
Inc. (the "Company"), [or other Borrower] refers to the
$400,000,000 Competitive Advance and Revolving Credit
Facility Agreement dated as of November 12, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, as a Borrower and the Guarantor, the Lenders named therein, The
Chase Manhattan Bank, as Administrative Agent, and J. P.
Morgan Securities Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          In accordance with Section 2.03(c) of the
Agreement, we have received a summary of bids in connection
with our Competitive Bid Request dated             , 19[  ],
and in accordance with Section 2.03(d) of the Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount         Fixed Rate/Margin   Interest Rate
Basis     Lender

      $                             [%]/[+/-.   %]
      $

We hereby reject the following bids:

Principal Amount         Fixed Rate/Margin   Interest Rate
Basis     Lender

      $                             [%]/[+/-.   %]
      $

          The $           should be deposited in Chase
account number [             ] on [date].


                                   Very truly yours,

                                   THE READERS DIGEST ASSOCIATION, INC.,

                                   by
                                   Name:
                                   Title:

                                                EXHIBIT E-5
                         [FORM OF]

                 STANDBY BORROWING REQUEST

The Chase Manhattan Bank, as Administrative Agent
Administrative Agent Bank Services
140 East 45th Street
New York, NY 10017

Attention:  Sandra Miklave

with a copy to:
The Chase Manhattan Bank
c/o Chase Securities Inc.
270 Park Avenue
New York, NY 10017
Attention:

                                                      [Date]

Ladies and Gentlemen:

          The undersigned, The Reader's Digest Association,
Inc. (the "Company"), [or other Borrower] refers to the
$400,000,000 Competitive Advance and Revolving Credit
Facility Agreement dated as of November 12, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Company, as a Borrower and the Guarantor, the Lenders named therein, The
Chase Manhattan Bank, as Administrative Agent, and J. P.
Morgan Securities, Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          The undersigned Borrower hereby gives you notice pursuant to Section 2.04 of the Agreement that it requests a Standby [Dollar or Committed Currency] Borrowing under the Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A)  Date of Standby Borrowing
     (which is a Business Day)

(B)  Denomination of Standby
     Borrowing / 7

(C)  Principal amount of
     Standby Borrowing / 8

(D)  Interest rate basis / 9

(E)  Maturity of Standby
     Borrowing

(F)  In the case of a
     Eurocurrency Standby Borrowing,
     Interest Period and the
     last day thereof / 10

          Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 3.02(b) and (c) of the Agreement have been satisfied. Any amounts borrowed
shall be deposited in Chase account number [     ].

                              Very truly yours,

                              [THE READER'S DIGEST
                               ASSOCIATION, INC.] / 11,

                               by
                               Name:
                               Title: [Financial Officer]


                                                   EXHIBIT G
                         [FORM OF]

                ALTERNATE CURRENCY ADDENDUM


                    [SPECIFY CURRENCY] ADDENDUM dated as of
          [        ], to the Credit Agreement (as defined
          below).


                         ARTICLE I

                        Definitions

          SECTION 1.01.  Defined Terms.  As used in this
Addendum, the following terms shall have the meanings specified below:

          "Alternate Currency Loan" shall mean any extension of credit, denominated in [specify currency], made to a Borrower pursuant to Section 2.01(b) of the Credit Agreement and this Addendum. An Alternate Currency Loan shall bear interest at the rate specified in Schedule II hereof, or, if no rate shall be specified, shall be a Eurocurrency Loan.

          "Base Rate" shall mean [identify any base rate customarily used in connection with loans in the applicable currency].

          "Company"  shall mean The Reader's Digest
Association, Inc., a Delaware corporation.

          "Credit Agreement" shall mean the Competitive
Advance and Revolving Credit Facility Agreement dated as of
November 12, 1996, among the Company, as Borrower and
Guarantor, the Lenders named therein, The Chase Manhattan
Bank, as Administrative Agent, and J. P. Morgan Securities
Inc., as Syndication Agent, as the same may be amended, waived or modified from time to time.

          SECTION 1.02. Terms Generally. Terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.


                         ARTICLE II

                        The Credits

          SECTION 2.01.  Alternate Currency Loans.
(a) This Addendum (as the same may be amended, waived or modified from time to time) is an "Alternate Currency
Addendum" as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit
Agreement.  The Alternate Currency Lenders party to this
Addendum are set forth on Schedule I.

          (b)  Any modifications to the Interest Payment
Dates, Interest Periods, interest rates and any other special provisions applicable to Alternate Currency Loans under this Addendum are set forth on Schedule II to this Alternate Currency Addendum.

          (c) Any special borrowing procedures or funding arrangements for Alternate Currency Loans under this Addendum, any provisions for the issuance of promissory notes to evidence the Alternate Currency Loans made hereunder and any additional information requirements applicable to Alternate Currency Loans under this Addendum are set forth on Schedule III to this Alternate Currency
Addendum.

          SECTION 2.02.  Maximum Borrowing Amounts.
(a) The Alternate Currency Lender Maximum Borrowing Amount for each Alternate Currency Lender party to this Addendum is set forth on Schedule I. The Alternate Currency Facility Maximum Borrowing Amount under this Addendum is set forth on
Schedule I.

          (b)  Upon at least 2 Business Days' prior
irrevocable written or telecopy notice to the Administrative Agent, the Company may from time to time reduce (including to zero) the aggregate Alternate Currency Lender Maximum Borrowing Amounts under this Addendum; provided, however, that (i) each partial reduction shall be in an integral multiple of [$1,000,000] and in a minimum principal amount
of [              ] and (ii) no such reduction shall be
permitted if, after giving effect thereto, to any repayments of Loans made on the effective date thereof and to any adjustments under Section 2.24(a) and (b) of the Credit Agreement (A) the Dollar Equivalent of all Loans outstanding under this Addendum would exceed the Alternate Currency Facility Maximum Borrowing Amount under this Addendum or
(B) the Dollar Equivalent of all Loans of any Alternate Currency Lender outstanding under this Addendum would exceed the Alternate Currency Lender Maximum Borrowing Amount of such Alternate Currency Lender. Any such reduction shall be allocated pro rata among all the Alternate Currency Lenders party to this Addendum by reference to their respective Alternate Currency Lender Maximum Borrowing Amounts hereunder (and without taking into account Section 2.24 of the Credit Agreement).


                        ARTICLE III

               Representations and Warranties

          The Company hereby makes and confirms each representation and warranty applicable to each Borrower or any of their Subsidiaries contained in Article IV of the Credit Agreement. The Company and each Borrower represent and warrant to each of the Alternate Currency Lenders party to this Addendum that no Default or Event of Default has occurred and is continuing, and no Default or Event of Default shall arise as a result of the making of Loans hereunder or any other transaction contemplated hereby.


                         ARTICLE IV

                  Miscellaneous Provisions

          SECTION 4.01. Amendment; Termination. (a) This Addendum (including the Schedules hereto) may not be amended without the prior written consent of Lenders representing a majority in amount of the Alternate Currency Lender Maximum Borrowing Amounts hereunder, but subject to the provisions of Section 10.02 of the Credit Agreement; provided, however, that this Section 4.01(a) shall not restrict assignments pursuant to Section 4.02.

          (b) This Addendum may not be terminated without the prior written consent of each Alternate Currency Lender party hereto unless there are no Alternate Currency Loans outstanding hereunder, in which case no such consent shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

          SECTION 4.02. Assignments. Section 10.04 of the Credit Agreement shall apply to assignments by Alternate Currency Lenders of obligations and Loans hereunder; provided, however, that a Alternate Currency Lender may not assign any obligations or rights hereunder to any Person who is not (and does not simultaneously become) a Lender under the Credit Agreement.

          SECTION 4.03.  Notices.  Notices and other
communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at
     [               ], Attention [           ] (Telecopy
     No. [            ]) with a copy to the Company at its
     address or telecopy number referenced in Section 10.01 of the Credit Agreement;

          (b) if to the Alternate Currency Agent, to it at the Alternate Currency Agent's branch of account with a copy to the Administrative Agent at their telecopy numbers referenced in Section 10.01 of the Credit Agreement; and

          (c) if to an Alternate Currency Lender, to it at its address (or telecopy number) set forth in
     Schedule I or in the Assignment and Acceptance pursuant to which such Alternate Currency Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section with telephonic confirmation of receipt thereof by such party or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

          SECTION 4.04.  Ratification of Guarantee by the
Company. By its execution of this Addendum, the Company hereby ratifies and confirms its guarantee contained in
Article IX of the Credit Agreement with respect to the Alternate Currency Loans made pursuant to this Addendum.

          SECTION 4.05. Setoff. Each Alternate Currency Lender agrees that if it shall, though the exercise of a right of banker's lien, setoff or counterclaim, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Alternate Currency Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) of any Alternate Currency Loan or Loans as a result of which the unpaid principal portion of the Alternate Currency Loans of such Alternate Currency Lender shall be proportionately less than the unpaid principal portion of the Alternate Currency Loans of any other Alternate Currency Lender at face value, and shall promptly pay to such other Alternate Currency Lender the purchase price for, a participation in the Alternate Currency Loans of such other Alternate Currency Lender, so that the aggregate unpaid principal amount of the Alternate Currency Loans and participations in the Alternate Currency Loans held by each Alternate Currency Lender shall be in the same proportion to the aggregate unpaid principal amount of all Alternate Currency Loans then outstanding as the principal amount of its Alternate Currency Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Alternate Currency Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 4.05 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower party to this Addendum expressly consents to the foregoing arrangements and agrees that any Alternate Currency Lender holding a participation in an Alternate Currency Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrowing Subsidiary to such Alternate Currency Lender by reason thereof as fully as if such Alternate Currency Lender had made an Alternate Currency Loan directly to such Borrower in the amount of such participation.

          SECTION 4.06.  Applicable Law.  THIS AGREEMENT
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized officers, all as of the date and year first above written.

                         THE READER'S DIGEST ASSOCIATION, INC.,

                         by:
                         Name:
                         Title:

                         [BORROWERS],

                         by:
                         Name:
                         [ALTERNATE CURRENCY LENDERS],

                         by:
                         Name:
                         Title:


                           SCHEDULE I
                 to Alternate Currency Addendum

                 ALTERNATE CURRENCY LENDERS

 Alternate Currency
      Facility         Name and Address of  Alternate Currency
  Maximum Borrowing    Alternate Currency     Lender Maximum
       Amount                Lender          Borrowing Amount


US$                                              US$

                          SCHEDULE II
                  to Alternate Currency Addendum

                         MODIFICATIONS


1.  Interest Payment Dates.



2.  Interest Periods.



3.  Spreads.



4.  Interest Rates.



5.  Other.

                              SCHEDULE III
                     to Alternate Currency Addendum
                            OTHER PROVISIONS



1.  Borrowing Procedures.



2.  Funding Arrangements.



3.  Promissory Notes.



4.  Information Requirements.

                                               SCHEDULE 2.01

                             Contact Person      U.S. Dollar
                             and Telephone        Equivalent
Name and Address of Lender    and Telecopy        Commitment
                                Numbers
*THE CHASE MANHATTAN BANK  Mr. Peter          $40,000,000
270 Park Avenue            Eckstein
New York, NY 10017         Tel. (212) 270-
                           3090
Domestic Lending Office:   Fax: (212) 270-
270 Park Avenue            0330
New York, NY 10017

Eurocurrency Lending
Office:
Same as above
*Morgan Guaranty Trust     Ms. Claire         $40,000,000
Company of New York        Aldrich
                           Tel. (212) 648-
Domestic Lending Office:   7739
60 Wall Street             Fax: (212) 648-
New York, NY 10260         5229

Eurocurrency Lending
Office:
c/o Nassau Branch
60 Wall Street
New York, NY 10260
BARCLAYS BANK              Mr. Matthew Tuck   $24,000,000
222 Broadway               Tel. (212) 412-
11th Floor                 1131
New York, NY   10038       Fax: (212) 412-
                           7590
Domestic Lending Office:
Barclays Bank PLC
75 Wall Street
New York, NY

Eurocurrency Lending
Office:
Barclays Bank
Bay Street
Nassau Bahamas
*CITIBANK, N.A.            Ms. Judith         $24,000,000
399 Park Avenue            Cheskin
New York, NY   10043       Tel. (212) 559-
                           4649
Domestic Lending Office:   Fax: (212) 793-
Citibank, N.A.             3053
399 Park Avenue
New York, NY 10043

Eurocurrency Lending
Office:
Same as above
COMMERZBANK                Mr. Andrew         $20,000,000
2 World Financial Center   Campbell
New York, NY   10281       Tel. (212) 266-
                           7528
Domestic Lending Office:   Fax: (212) 266-
Commerzbank AG, Grand      7594
Cadman/New York Branches
2 World Financial Center
New York, NY 10281

Eurocurrency Lending
Office:
Same as above
*MELLON BANK, N.A.         Ms. Lisa Pellow    $24,000,000
One Mellon Bank Center     Tel. (412) 236-
Pittsburgh, PA  15258      2790
                           Fax: (412) 234-
Domestic Lending Office:   6375
Mellon Bank, N.A.
Rm. 4440, 1 Mellon Bank
Center
500 Grant Street
Pittsburgh, PA 15258-0001

Eurocurrency Lending
Office:
Same as above
ISTITUTO BANCARIO SAN      Mr. Wendell Jones  $20,000,000
PAOLO DI TORINO            Tel: (212) 692-
245 Park Avenue            3140
New York, NY  10167        Fax: (212) 599-
                           5303
Domestic Lending Office:
San Paolo Bank
245 Park Avenue
New York, NY 10167

Eurocurrency Lending
Office:
Same as above
NATWEST                    Mr. David Apps     $24,000,000
175 Water Street           Tel. (212) 602-
New York, NY  10038        4221
                           Fax: (212) 602-
Domestic Lending Office:   4500
National Westminster Bank
Plc/
New York Branch
175 Water Street, 19th
Floor
New York, NY 10038

Eurocurrency Lending
Office:
Same as above
SUMITOMO BANK              Mr. Angelo         $24,000,000
277 Park Avenue            Balestari
6th Floor                  Tel. (212) 224-
New York, NY  10172        4143
                           Fax: (212) 224-
Domestic Lending Office:   5188
The Sumitomo Bank,
Limited, New York Branch
277 Park Avenue
New York, NY 10172

Eurocurrency Lending
Office:
Same as above
SVENSKA HANDELSBANKEN      Mr. Karl Forsman   $20,000,000
153 East 53rd Street       Tel. (212) 326-
New York, NY  10022        5144
                           Fax: (212) 326-
Domestic Lending Office    2725
153 East 53rd Street
New York, NY 10022

Eurocurrency Lending
Office
Same as above
BANQUE NATIONALE DE PARIS  Ms. Nuala Marley   $24,000,000
499 Park Avenue            Tel. (212) 415-
2nd Floor                  9726
New York, NY  10022        Fax: (212) 415-
                           9695
Domestic Lending Office:
Banque Nationale de Paris
499 Park Avenue, 2nd Floor
New York, NY 10022

Eurocurrency Lending
Office:
Same as above

UNION BANK OF SWITZERLAND  Ms. Laurent Chaix  $24,000,000
299 Park Avenue            Tel. (212) 821-
New York, NY  10171        3335
                           Fax: (212) 821-
Domestic Lending Office:   3383
Same as above

Eurocurrency Lending
Office:
Same as above
ABN AMRO BANK N.V.         Ms. Margaret       $24,000,000
500 Park Avenue            Hanahoe
New York, NY  10017        Tel. (212) 446-
                           4262
Domestic Lending Office:   Fax: (212) 446-
ABN AMRO Bank N.V., New    4203
York Branch
500 Park Avenue
New York, NY 10022

Eurocurrency Lending
Office:
Same as above
THE FUJI BANK LIMITED      Mr. Larry White    $24,000,000
2 World Trade Centre       Tel. (212) 898-
79th Floor                 2083
New York, NY  10048        Fax: (212) 321-
                           9407
Domestic Lending Office:
The Fuji Bank Limited, New
York Branch
2 World Trade Center
79th Floor
New York, NY 10048

Eurocurrency Lending
Office:
Same as above
ING BANK                   Mr. Ronald Smit    $20,000,000
Rembrandt Tower            Tel. 31-020-
Amstelplein 1              5620030
Amsterdam, Netherlands     Fax:  31-020-
                           5620199
Domestic Lending Office:
ING Bank N.V.
Rembrandt Tower
P.O. Box 23432, 1100 DX
Amsterdam, Netherlands

Eurocurrency Lending
Office:
Same as above
*CIBC INC./Canadian        Ms. Michele        $24,000,000
Imperial Bank of Commerce  E. Roller
425 Lexington Avenue       Tel. (212) 856-
New York, NY  10017        3706
                           Fax: (212) 856-
Domestic Lending Office:   3558
2 Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, GA 30339

Eurocurrency Lending
Office:
Same as above

                                                      SCHEDULE II

                    Committed Currencies


                                                 Reuters Exchange
                                                     Rate Page

Pounds Sterling                                        RFWDW

Deutsche Marks                                         RFWDT

French Francs                                          RFWDZ

Belgian Francs                                         RFWDY

Swiss Francs                                           RFWDV

Japanese Yen                                           RFWDU

Canadian Dollars                                       RFWEC

Other currencies that are readily available to each Lender and freely tradeable in the London market

There shall be no modifications to borrowing procedures, interest rates or Payment Locations (which have been identified in this Agreement as Payment Locations from which payments would be made) with respect to Committed Currencies, except pursuant to an amendment to this Agreement or an Alternate Currency Addendum.
_______________________________
     1/ Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

     2/ Eurocurrency Loan or Fixed Rate Loan.

     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

     4/ The Competitive Bid must be received by the Agent
(i) in the case of Eurocurrency Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

     5/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Agent.

     6/ i.e., LIBO Rate + or -   %, in the case of
Eurocurrency Competitive Loans or    %, in the case of Fixed
Rate Loans.

     7/ Dollars or a Committed Currency.

     8/ In the case of a Standby Dollar Borrowing, not less than $5,000,000 (and in integral multiples of $1,000,000) and not greater than the Total Commitment then available, and in the case of a Standby Committed Currency Borrowing, in an aggregate principal amount the Dollar Equivalent of which is not less than $5,000,000.

     9/ In the case of a Standby Committed Currency
Borrowing, a Eurocurrency Standby Borrowing and, in the case of a Standby Dollar Borrowing, an ABR Standby Borrowing or a
Eurocurrency Standby Borrowing.

     10/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

     11/ Or other Borrower